Exhibit 4(iii)

















                DOMINION SUBSIDIARY SAVINGS PLAN




























                    Effective October 1, 1995

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

Section                                               Page

INTRODUCTION . . . . . . . . . . . . . . . .  .Introduction-1

ARTICLE I      DEFINITIONS

     1.01.     401(k) Contribution . . . . . . . . . . . .I-1
     1.02.     401(k) Contribution Account . . . . . . . .I-1
     1.03.     401(k) Election . . . . . . . . . . . . . .I-1
     1.04.     Account . . . . . . . . . . . . . . . . . .I-1
     1.05.     Active Member . . . . . . . . . . . . . . .I-1
     1.06.     Actual Deferral Percentage or ADP . . . . .I-1
     1.07.     Administrator . . . . . . . . . . . . . . .I-2
     1.8.      Affiliate . . . . . . . . . . . . . . . . .I-2
     1.9.      Alternate Payee . . . . . . . . . . . . . .I-2
     1.10.     Applicable Funds. . . . . . . . . . . . . .I-2
     1.11.     Beneficiary or Beneficiaries. . . . . . . .I-2
     1.12.     Board . . . . . . . . . . . . . . . . . . .I-3
     1.13.     Cash Equivalent . . . . . . . . . . . . . .I-3
     1.14.     Code. . . . . . . . . . . . . . . . . . . .I-3
     1.15.     Committee . . . . . . . . . . . . . . . . .I-3
     1.16.     Company . . . . . . . . . . . . . . . . . .I-3
     1.17.     Company Stock . . . . . . . . . . . . . . .I-3
     1.18.     Company Stock Fund. . . . . . . . . . . . .I-3
     1.19.     Compensation. . . . . . . . . . . . . . . .I-3
     1.20.     Contribution Percentage . . . . . . . . . .I-5
     1.21.     Defined Benefit Plan. . . . . . . . . . . .I-5
     1.22.     Defined Contribution Plan . . . . . . . . .I-5
     1.23.     Early Retirement Date . . . . . . . . . . .I-5
     1.24.     Earnings. . . . . . . . . . . . . . . . . .I-5
     1.25.     Effective Date. . . . . . . . . . . . . . .I-6
     1.26.     Employee. . . . . . . . . . . . . . . . . .I-6
     1.27.     Entry Date. . . . . . . . . . . . . . . . .I-7
     1.28.     Excess Aggregate Contribution.  . . . . . .I-7
     1.29.     Excess 401(k) Contribution. . . . . . . . .I-7
     1.30.     Excess Deferral . . . . . . . . . . . . . .I-7
     1.31.     Family Member . . . . . . . . . . . . . . .I-8
     1.32.     Fiduciary . . . . . . . . . . . . . . . . .I-8
     1.33.     Highly Compensated Employee . . . . . . . .I-8
     1.34.     Hour of Service . . . . . . . . . . . . . I-11
     1.35.     Limitation Year . . . . . . . . . . . . . I-12
     1.36.     Matching Contribution . . . . . . . . . . I-12
     1.37.     Matching Contribution Account . . . . . . I-12
     1.38.     Member. . . . . . . . . . . . . . . . . . I-12

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     1.39.     Named Fiduciary . . . . . . . . . . . . . I-12
     1.40.     Normal Retirement Date. . . . . . . . . . I-12
     1.41.     Period of Severance . . . . . . . . . . . I-12
     1.42.     Plan. . . . . . . . . . . . . . . . . . . I-13
     1.43.     Plan Year . . . . . . . . . . . . . . . . I-13
     1.44.     Qualified Domestic Relations Order. . . . I-13
     1.45.     Qualified Plan or Qualified Trust . . . . I-14
     1.46.     Restricted 401(k) Member. . . . . . . . . I-14
     1.47.     Restricted 401(m) Member. . . . . . . . . I-14
     1.48.     Rollover Account. . . . . . . . . . . . . I-14
     1.49.     Rollover Contributions. . . . . . . . . . I-15
     1.50.     Severance from Service Date . . . . . . . I-15
     1.51.     Special 401(k) Contribution . . . . . . . I-15
     1.52.     Sponsor . . . . . . . . . . . . . . . . . I-15
     1.53.     Spouse or Surviving Spouse. . . . . . . . I-15
     1.54.     Total and Permanent Disability. . . . . . I-15
     1.55.     Trust Agreement . . . . . . . . . . . . . I-16
     1.56.     Trust Fund. . . . . . . . . . . . . . . . I-16
     1.57.     Trustee . . . . . . . . . . . . . . . . . I-16
     1.58.     Unrestricted 401(k) Member. . . . . . . . I-16
     1.59.     Unrestricted 401(m) Member. . . . . . . . I-16
     1.60.     Valuation Date. . . . . . . . . . . . . . I-16
     1.61.     Vested. . . . . . . . . . . . . . . . . . I-16
     1.62.     Vesting Service or Years of Vesting
                    Service. . . . . . . . . . . . . . . I-17

ARTICLE II     ELIGIBILITY

     2.01.     Initial Eligibility . . . . . . . . . . . II-1
     2.02.     Changes in Employment Status. . . . . . . II-1
     2.03.     Renewed Participation . . . . . . . . . . II-1

ARTICLE III    MEMBERSHIP

     3.01.     Enrollment. . . . . . . . . . . . . . . .III-1
     3.02.     Required Information. . . . . . . . . . .III-1
     3.03.     Termination of Membership . . . . . . . .III-1
     3.04.     Membership for Purposes of Rollover
                    Contributions Only . . . . . . . . .III-1

ARTICLE IV     COMPANY CONTRIBUTIONS

     4.01.     401(k) Contribution . . . . . . . . . . . IV-1
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     4.02.     401(k) Elections. . . . . . . . . . . . . IV-1
     4.03.     401(k) Contribution Limitations . . . . . IV-2
     4.04.     Special 401(k) Contributions. . . . . . . IV-4
     4.05.     Matching Contributions. . . . . . . . . . IV-4
     4.06.     Matching Contribution Limitations . . . . IV-5

ARTICLE V      MEMBER ROLLOVER CONTRIBUTIONS . . . . . . .V-1

ARTICLE VI     INVESTMENT OPTIONS

     6.01.     Members' Accounts . . . . . . . . . . . . VI-1
     6.02.     Investment Elections. . . . . . . . . . . VI-1
     6.03.     Allocation between Funds. . . . . . . . . VI-2
     6.04.     Crossover Elections . . . . . . . . . . . VI-2
     6.05.     Rights, Warrants, and Options . . . . . . VI-2

ARTICLE VII    ALLOCATIONS

     7.01.     Allocations between
                    Investment Funds . . . . . . . . . .VII-1
     7.02.     Allocations of Earnings and Losses. . . .VII-1
     7.03.     Revaluation of Assets . . . . . . . . . .VII-1
     7.04.     Dividends . . . . . . . . . . . . . . . .VII-2
     7.05.     Limitations on Annual Additions . . . . .VII-2
     7.06.     Excess Deferrals. . . . . . . . . . . . .VII-6
     7.07.     Excess 401(k) Contributions . . . . . . .VII-6
     7.08.     Excess Aggregate Contributions under
                    Code Section 401(m). . . . . . . . .VII-7

ARTICLE VIII   VESTING

     8.01.     Vested Accounts . . . . . . . . . . . . VIII-1
     8.02.     Matching Accounts . . . . . . . . . . . VIII-1
     8.03.     Vesting Period of Severance Rules . . . VIII-1

ARTICLE IX     WITHDRAWALS AND LOANS

     9.01.     Hardship Withdrawals. . . . . . . . . . . IX-1
     9.02.     Form of Withdrawal. . . . . . . . . . . . IX-3
     9.03.     Special 401(k) Distribution
                    Provisions . . . . . . . . . . . . . IX-3
     9.04.     Loans . . . . . . . . . . . . . . . . . . IX-4

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                Dominion Subsidiary Savings Plan
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ARTICLE X      DEATH BENEFITS

     10.01.    Death While Employed. . . . . . . . . . . .X-1
     10.02.    Death While Disabled. . . . . . . . . . . .X-1
     10.03.    Distribution to Beneficiary . . . . . . . .X-1
     10.04.    Death After Termination of
                    Employment . . . . . . . . . . . . . .X-1
     10.05.    Proof of Death. . . . . . . . . . . . . . .X-2

ARTICLE XI     DISABILITY BENEFITS . . . . . . . . . . . XI-1

ARTICLE XII    RETIREMENT BENEFITS

     12.01.    Distribution Options. . . . . . . . . . .XII-1
     12.02.    Election. . . . . . . . . . . . . . . . .XII-1
     12.03.    Statutory Distribution Requirements . . .XII-2
     12.04.    Direct Rollovers. . . . . . . . . . . . .XII-4

ARTICLE XIII   TERMINATION OF EMPLOYMENT

     13.01.    Distributions . . . . . . . . . . . . . XIII-1
     13.02.    Buy-Backs . . . . . . . . . . . . . . . XIII-2

ARTICLE XIV    FORFEITURES . . . . . . . . . . . . . . .XIV-1

ARTICLE XV     VOTING OF COMPANY STOCK . . . . . . . . . XV-1

ARTICLE XVI    TRUSTEE . . . . . . . . . . . . . . . . .XVI-1

ARTICLE XVII   COMMITTEES

     17.01.    General . . . . . . . . . . . . . . . . XVII-1
     17.02.    Members . . . . . . . . . . . . . . . . XVII-2
     17.03.    Voting. . . . . . . . . . . . . . . . . XVII-2
     17.04.    Delegation of Responsibilities. . . . . XVII-2
     17.05.    Duties. . . . . . . . . . . . . . . . . XVII-2
     17.06.    Action Affecting Committee Member . . . XVII-2
     17.07.    Agents. . . . . . . . . . . . . . . . . XVII-3
     17.08.    Expenses. . . . . . . . . . . . . . . . XVII-3
     17.09.    Officers. . . . . . . . . . . . . . . . XVII-3
     17.10.    Rules . . . . . . . . . . . . . . . . . XVII-3


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                Dominion Subsidiary Savings Plan
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Section                                               Page

ARTICLE XVIII  PLAN ADMINISTRATION

     18.01.    Duties of Members, Beneficiaries and
                    Contingent Annuitants. . . . . . .XVIII-1
     18.02.    General . . . . . . . . . . . . . . . .XVIII-1
     18.03.    Disclosure. . . . . . . . . . . . . . .XVIII-2
     18.04.    Annual Accountings. . . . . . . . . . .XVIII-2
     18.05.    Reports . . . . . . . . . . . . . . . .XVIII-3
     18.06.    Funding Policy. . . . . . . . . . . . .XVIII-3
     18.07.    Fiduciary Discretion. . . . . . . . . .XVIII-3

ARTICLE XIX    CLAIMS PROCEDURE

     19.01.    Claims. . . . . . . . . . . . . . . . . .XIX-1
     19.02.    Notice of Denial. . . . . . . . . . . . .XIX-1
     19.03.    Appeals . . . . . . . . . . . . . . . . .XIX-1
     19.04.    Disability Claims . . . . . . . . . . . .XIX-2

ARTICLE XX     AMENDMENT AND TERMINATION

     20.01.    Amendment . . . . . . . . . . . . . . . . XX-1
     20.02.    Termination . . . . . . . . . . . . . . . XX-1
     20.03.    Disposition of Assets on Termination. . . XX-2

ARTICLE XXI    QUALIFICATION AND EXCLUSIVE BENEFIT

     21.01.    Qualification . . . . . . . . . . . . . .XXI-1
     21.02.    Exclusive Benefit . . . . . . . . . . . .XXI-1
     21.03.    Return of Contributions . . . . . . . . .XXI-1
     21.04.    Errors and Omissions. . . . . . . . . . .XXI-2

ARTICLE XXII   MERGERS, CONSOLIDATIONS, AND
               TRANSFERS . . . . . . . . . . . . . . . XXII-1

ARTICLE XXIII      NON-ALIENATION OF BENEFITS

     23.01.    General . . . . . . . . . . . . . . . .XXIII-1
     23.02.    Qualified Domestic Relations Orders . .XXIII-1

ARTICLE XXIV   UNCLAIMED BENEFITS. . . . . . . . . . . XXIV-1



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                Dominion Subsidiary Savings Plan
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ARTICLE XXV    MISCELLANEOUS

     25.01.    Construction. . . . . . . . . . . . . . .XXV-1
     25.02.    Headings. . . . . . . . . . . . . . . . .XXV-1
     25.03.    Gender. . . . . . . . . . . . . . . . . .XXV-1
     25.04.    Minors and Incompetents . . . . . . . . .XXV-1
     25.05.    Execution in Counterparts . . . . . . . .XXV-1

ARTICLE XXVI       NO GUARANTEE OF EMPLOYMENT. . . . . XXVI-1

ARTICLE XXVII  ADOPTION BY AFFILIATES. . . . . . . . .XXVII-1

ARTICLE XXVIII SIGNATURE PAGE. . . . . . . . . . . . XXVIII-1

APPENDIX A     SPECIAL TOP-HEAVY RULES . . . . . APPENDIX A-1

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


                          INTRODUCTION


     The Dominion Subsidiary Savings Plan is adopted effective
October 1, 1995. The Plan conforms to the provisions of the Tax Reform Act of 1986 and subsequent statutory and regulatory changes.

     The intent and purpose of the Sponsor in maintaining the Plan is to provide a tax-qualified plan for the benefit of employees of non-regulated subsidiaries of Dominion Resources, Inc. who adopt the Plan, under which employer contributions are deductible currently from federal tax income. The Sponsor intends that the Plan be a discretionary defined contribution plan. The Sponsor intends fully to comply with statutes and regulations governing wages, compensation, and fringe employment benefits, especially Code sections 401(a) and 401(k), as amended. All questions arising in the construction and administration of the Plan must be resolved accordingly.

























                        Introduction-1

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


                            ARTICLE I

                           DEFINITIONS


1.01 401(k) Contribution means the Company's contribution caused by Members' 401(k) Elections.

1.02 401(k) Contribution Account means that portion of a Member's Account attributable to 401(k) Contributions.

1.03 401(k) Election means a Member's election, prior to the time he receives the Compensation to which such election applies, to defer part of such Compensation and to cause the Company to make a 401(k) Contribution to the Plan equal to the amount deferred.

1.04 Account means the assets or value of the Plan's Trust Fund allocated to a Member. A Member may have several accounts in the Plan. When Account is used without modification, it means the sum of all of the Member's accounts in the Plan. Amounts credited to a Member's Account (other than a specially segregated account) do not give a Member a right to or claim on any assets of the Trust Fund.

  SEE ALSO 401(k) Contribution Account, Matching Account and
Rollover Account.

1.05 Active Member means a Member who is an Employee.

1.06 Actual Deferral Percentage or ADP means, for purposes of measuring compliance with Code section 401(k), the average of the ratios for a specified group of Employees for a Plan Year (calculated separately for each Employee in the group) of

  (a) the Company's 401(k) Contributions allocated to the Account of each such Employee for the Plan Year, to

  (b) the Employee's compensation (as defined in Code section 414(s)) for the Plan Year.

For purposes of this definition, Employer contributions shall include (i) 401(k) Contributions, including Excess Deferrals of Highly Compensated Employees, but excluding Excess Deferrals of non-Highly Compensated Employees and 401(k) Contributions taken into account under the Contribution Percentage test described in Plan section 4.06, provided that

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                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


the ADP test described in Plan section 4.03 is satisfied both with and without the exclusion of these 401(k) Contributions and (ii) at the election of the Employer, Special 401(k) Contributions. The Actual Deferral Percentage of an Employee who is eligible to but does not make a 401(k) Contribution and who does not receive an allocation of a Special 401(k) Contribution is zero.

1.07 Administrator means Dominion Resources, Inc.

1.08 Affiliate means

  (a) a member of a controlled group of corporations as defined in Code section 1563(a), determined without regard to Code sections 1563(a)(4) and 1563(e)(3)(C), of which an Employer is a member according to Code section 414(b);

  (b) an unincorporated trade or business that is under common control with an Employer as determined according to Code section 414(c);

  (c) a member of an affiliated service group of which an Employer is a member according to Code section 414(m); or

  (d)  any entity required to be aggregated according to Code section 414(o).

1.09. Alternate Payee means a Member's Spouse, former Spouse, child, or other dependent who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to such Member.

1.10 Applicable Funds means such investment options attributable to the 401(k) Contributions to the Plan and any Rollover Contributions, as applicable, as provided for in
Article VI.

1.11 Beneficiary or Beneficiaries means the individual or legal entity designated by a Member, Beneficiary or Alternate Payee to receive any benefits which may be payable under the Plan upon or after his death. A married Member's Beneficiary is the Member's Spouse unless the Spouse has consented to the Member's designation of a different Beneficiary.

  Notwithstanding the  preceding, to the extent a Qualified
Domestic Relations Order has been entered naming an Alternate

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                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


Payee as Beneficiary of all or a portion of any benefit payable under this Plan on the death of a Member, such Qualified Domestic Relations Order shall control or supersede, as applicable, the relevant portion of any such Beneficiary designation.

1.12.   Board means the Board of Directors of Dominion
Capital, Inc.

1.13. Cash Equivalent means short-term commercial paper or similar investments bearing interest and readily convertible into cash.

1.14. Code means the provisions of the Internal Revenue Code of 1986, as amended, as may be in effect from time to time. Any reference to a specific provision of the Code shall mean both that provision and any subsequent legislation that modifies, amends, recodifies, or replaces that provision.

1.15. Committee means the applicable committee referred to in Article XVII as indicated by the context and circumstances.

1.16. Company means any Affiliate which has adopted the Plan in accordance with Article XXVII.

1.17.  Company Stock means common stock of Dominion Resources,
Inc. It does not include any preferred or preference stock of Dominion Resources, Inc.

1.18. Company Stock Fund means a fund established by the Trustee invested in Company Stock, and cash and Cash
Equivalents pending investment in Company Stock.

1.19. Compensation means an Employee's base pay, commissions, overtime and tips for personal services (without regard to whether an amount is paid in cash and prior to any elections under Code section 125 or 401(k)) actually rendered in the course of employment with a Company maintaining the Plan to the extent that the amounts are includible in gross income.

  (a) Company contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Company contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;


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                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


  (b) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

  (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;
and

  (d) Other amounts which received special tax benefits, or contributions made by a Company (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code section 403(b) (whether or not the amounts are actually excludible from the gross income of the Employee).

  For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of this Plan section, Compensation for a Limitation Year is the Compensation actually paid or made available during such Limitation Year.

  For Plan Years beginning after December 31, 1988, the Compensation for an Employee taken into account under the Plan for any year must not exceed the maximum amount of Compensation that may be taken into account under Code section 401(a)(17) for such year. For Plan Years beginning after December 31, 1988 and before January 1, 1994, the limit is $200,000 as adjusted. For Plan Years beginning on or after January 1, 1994, the limit is $150,000 as adjusted.

  In determining Compensation for purposes of this limitation, the rules of Code section 414(q)(6) shall apply, except that in applying such rules the term "family" shall include only the spouse of an Employee and any lineal descendants of an Employee who have not attained age 19 before the end of the Plan Year. If, as a result of the application of such rules, the adjusted Code section 401(a)(17) limitation is exceeded, then the limitation shall be prorated among affected individuals in proportion to each such individual's Compensation as determined prior to the application of this limitation.

  For purposes of this Plan's 401(k) provisions relating to 401(k) Elections according to Plan sections 4.01 and 4.02, Compensation means compensation, as previously defined in this section, otherwise payable to a Member after the effective


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                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


date of a 401(k) Election and during each pay period in which he is an Employee.

1.20. Contribution Percentage means, for purposes of measuring compliance with Code section 401(m), the average of the ratios for a specified group of Employees for a Plan Year that begins after 1986 (calculated separately for each Employee in the group) of

  (a) the Matching Contributions allocated to the Account for each such Employee for the Plan Year, to

  (b) the Employee's compensation (as defined in Code section 414(s)) for that Plan Year.

  401(k) Contributions, to the extent not taken into account in the Actual Deferral Percentage test under Plan section
4.03, may be included in a Member's Contribution Percentage.

1.21. Defined Benefit Plan means a plan established and qualified under Code section 401, other than and to the extent it is treated as a Defined Contribution Plan.

1.22. Defined Contribution Plan means a retirement plan (which would constitute a qualified plan under applicable law) providing for an individual account for each participant therein and for the payment of benefits based solely on the amount contributed to the participant's account and any income, expenses, gains and losses or forfeitures which may be allocated to such account.

1.23. Early Retirement Date means the first day of the month next following the date on which a Member attains age 55.

1.24. Earnings, applies to Plan sections 1.35 and 1.38 and to Appendix A and means for any relevant period, an individual's wages, salaries for personal services (such as professional services), and other amounts received from the Company and its Affiliates for personal services actually rendered. These Earnings comprise, but are not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits reimbursements and expense allowances, and other amounts permissibly included according to Treasury regulations as the base for computing statutory limits on annual benefits and annual additions. These


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                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


Earnings do not mean deferred compensation, income attributable to the receipt or exercise of certain stock options, and other like distributions that receive special tax benefits and are excluded from the base for computing those statutory limits. When computed for any Limitation Year, these Earnings are those paid (or deemed paid if the Plan operates to provide benefits according to accrued Earnings) or made available to the individual within the Limitation Year. For Limitation Years beginning after December 31, 1991, Earnings are those paid or made available to Members within the Limitation Year.

  For purposes of Plan sections 1.35 and 1.38 and Appendix A, for Plan Years beginning after December 31, 1988, annual Earnings for an Employee taken into account under the Plan for any year must not exceed the maximum amount that may be taken into account under Code section 401(a)(17). For Plan Years beginning after December 31, 1988 and before January 1, 1994, the limit is $200,000 as adjusted. For Plan Years beginning on or after January 1, 1994, the limit is $150,000 as adjusted.

  In determining the Earnings for purposes of Plan sections
1.35 and 1.38, the rules of Code section 414(q)(6) shall apply, except in applying such rules the term "family" shall include only the spouse of the employee and any lineal descendants of the employee who have not attained age 19 before the end of the Plan Year. If, as a result of the application of such rules, the adjusted Code section 401(a)(17) limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Earnings as determined prior to the application of this limitation.

1.25.  Effective Date means October 1, 1995.

1.26. Employee means any individual employed by the Company who is scheduled to work 1,000 or more Hours of Service in a 12-month period on the basis of his normal work schedule or who otherwise actually completes 1,000 or more Hours of Service in a 12-month period and who has not separated from service, but excluding (i) any individual who serves only as a Director of the Company, (ii) any person who is employed as an independent contractor, (iii) a leased employee (as defined in Code section 414(n)), (iv) any individual in a job classification in a certified collective bargaining unit whose

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


representative has not accepted the provisions of the Plan,
(v) any individual whose services are obtained through an agency that is not an affiliate, and (vi) any individual who is providing services on a part-time or temporary basis or with respect to specific tasks or projects. The preceding sentence to the contrary notwithstanding, an individual employed by an Affiliate will be an Employee only if he satisfies such other requirements as may be prescribed by the Affiliate's board of directors; provided that such additional requirements do not adversely affect the Plan's qualification under Code section 401.

1.27. Entry Date means the date on which an Employee becomes a Member of the Plan pursuant to Article III.

1.28. Excess Aggregate Contribution means the excess of the amount of Matching Contributions (and any 401(k) Contributions taken into account in computing the Contribution Percentage) actually made on behalf of Highly Compensated Employees for that Plan Year over the maximum amount of such contributions permitted under the limitations described in Plan section 4.06 (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages). Such determination shall be made after first determining Excess Deferrals and then determining Excess 401(k) Contributions.

1.29. Excess 401(k) Contribution means the excess of the amount of 401(k) Contributions actually paid over to the trust on behalf of Highly Compensated Employees for that Plan Year, over the maximum amount of such contributions permitted under the limitations on Actual Deferral Percentages described in Plan section 4.03 (determined by reducing Contributions made on behalf of Highly Compensated Employees in order of their Actual Deferral Percentages beginning with the highest of such percentages).

1.30. Excess Deferral means an elective deferral for a taxable year beginning after December 31, 1986, to the extent that such elective deferral exceeds $7,000 (or such higher dollar limit as the Secretary of the Treasury announces at the same time and in the same manner as the cost-of-living adjustments applicable to the limitations under Code section 415(d)) in any taxable year. With respect to any taxable year, a Member's "elective deferrals" are the sum of all contributions made by an employer on behalf of such Member pursuant to:

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


  (a) any election to defer under any qualified cash or deferred arrangement as described in Code section 401(k);

  (b) any simplified employee pension cash or deferred arrangement as described in Code section 402(h)(1)(B);

  (c)  any eligible deferred compensation under Code section
457;

  (d)  any plan described under Code section 501(c)(18); and

  (e) any contribution from an employer on behalf of a Member for the purchase of an annuity contract under Code section
403(b) pursuant to a salary-reduction election.

1.31. Family Member, for Plan Years beginning after December 31, 1986, means a member of the family of a five-percent owner or of a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest Earnings from the Company during the Plan Year. For purposes of this section, the term "family" means, with respect to any Employee, such Employee's Spouse and lineal ascendants or descendants and the Spouses of such lineal ascendants or descendants. Except as otherwise specified in regulations, a Family Member is not considered to be an Employee separate from the Employee whose status under this Plan causes the individual to be a Family Member.

1.32.  Fiduciary means a person or entity as defined in ERISA section 3(21).

1.33. Highly Compensated Employee or HCE, for Plan Years beginning after December 31, 1986, refers to those employees who are determined to be Highly Compensated under the method set forth in subsection (a) or (b) below. The Administrator has the discretion to elect the method for making such determination in any Plan Year and may change the method for any Plan Year.

  (a) Highly Compensated Employee means an employee who, during the current or immediately preceding Plan Year,

       (1) was at any time a five-percent owner (as defined in Code section 416(i)(1));

       (2) received Earnings from an Affiliate in excess of $75,000 (or such higher dollar limit as the Secretary of

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


  the Treasury announces at the same time and in the same manner as the cost-of-living adjustments applicable to the limitations under Code section 415(d)) during that Plan
  Year;

       (3) received Earnings from the Company or an Affiliate in excess of $50,000 (or such higher dollar limit as the Secretary of the Treasury announces at the same time and in the same manner as the cost-of-living adjustments applicable to the limitations under Code section 415(d)) during that Plan Year and was in the top 20 percent of the Employees in Earnings during that Plan Year; or

       (4) was at any time an officer of the Company or an Affiliate and received during that Plan Year Earnings that exceeded 50 percent of the dollar amount in effect under Code section 415(b)(1)(A).

For purposes of this section, at least one officer of the Company or an Affiliate must be treated as a Highly Compensated Employee, regardless of Earnings. If at least three officers meet the Earnings figure, no more than ten percent of the Employees may be treated as such an officer.
In no event may the Plan treat more than 50 Employees as such officers. For purposes of this section, Earnings will be determined without regard to Code sections 125, 402(e)(3), 402(h)(1)(B), and in the case of employer contributions made pursuant to a salary reduction agreement, without regard to Code section 403(b). The determinations made under this section must be made in conformity with the rules in Code section 414(q) and the related Treasury regulations. According to Code section 414(q)(6)(A)(ii) and for purposes of applying the limitations under this Plan, any Earnings paid to a Family Member (and any applicable contribution or benefits on behalf of such individual) must be treated as if it were paid to (or on behalf of) the relevant Highly Compensated Employee for that Plan Year. If an employee is not described in (2), (3) or (4) for the preceding year, he shall not be treated as described in (2), (3) or (4) for the current year unless he is a member of the group consisting of the 100 employees of the Company and its Affiliates paid the greatest Earnings during the current year.

  (b) Alternatively, Highly Compensated Employee means an employee who, during the current Plan Year only, met any of the criteria of paragraphs (1) through (4) of subsection (a). Determination of Highly Compensated Employees under this subsection may be made, at the Administrator's discretion, on

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


the basis of

       (1) all "Workers" of the Company and its Affiliates for the Plan Year being tested; or

       (2) all Workers of the Company and its Affiliates as of a "Snapshot Day." For purposes of identifying Highly Compensated Employees for the ADP or Contribution Percentage Tests, the Administrator must, in addition to those employees who are Highly Compensated Employees on the Snapshot Day, treat as a Highly Compensated Employee any Worker for the Plan Year who

                  (A)  terminated employment prior to the
       Snapshot Day and was a Highly Compensated Employee in the prior year;

                  (B)  terminated employment prior to the
       Snapshot Day and (i) was a five-percent owner; (ii) had Earnings for the Plan Year greater than or equal to the projected Earnings of any Worker who is treated as a Highly Compensated Employee on the Snapshot Day (except for Workers who are Highly Compensated Employees solely because they are officers or five-percent owners) or
       (iii) was an officer and had Earnings greater than or equal to the projected Earnings of any other officer who is treated as a Highly Compensated Employee solely because he is an officer; or

                  (C)  becomes employed subsequent to the
       Snapshot Day and (i) is a five-percent owner, (ii) has Earnings for the Plan Year greater than or equal to the projected Earnings of a Worker who is treated as a Highly Compensated Employee on the Snapshot Day (except for Workers who are Highly Compensated Employees solely because they are officers or five-percent owners) or
       (iii) is an officer and has Earnings greater than or equal to its Affiliates and who is subject to the control of the Company or its Affiliates.

1.34. Hour of Service means each hour an employee is directly or indirectly compensated by the Company for the performance of services for the Company. Such hours shall be credited to the individual for the computation period in which the duties are performed. Up to 501 hours for any single continuous period (whether or not such period occurs in a single

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


computation period) for which an employee is compensated which would have constituted Hours of Service but for the fact that an employee is continuously absent due to illness, incapacity (including disability), holiday, layoff, vacation, approved leave of absence, jury duty or military duty and not performing services for the Company shall also be considered Hours of Service. Such Hours of Service shall be credited to the employee in the computation period in which the services would have been performed but for the fact that the employee was absent from work. An employee shall also be credited with an Hour of Service for each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by the Company to the extent this does not cause an employee to receive double credit for the same service. Such hours shall be credited in the computation period to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. The Hours of Service for which an employee is credited when he is not performing duties shall be calculated on the basis of the employee's normally scheduled working hours in the unit of time on the basis of which the payment is calculated or on the basis of the employee's most recent hourly rate of compensation in the case of payments not calculated on the basis of units of time. Notwithstanding the above, each employee shall be deemed to complete ten Hours of Service for each day for which such employee would be credited with at least one Hour of Service under the Plan, except that employees who are not compensated on the basis of units of time shall be credited under the preceding sentence to the extent it does not cause an employee to receive double credit for the same service.

1.35.  Limitation Year means the Plan Year.

1.36. Matching Contribution means the Company's contribution described in Plan section 4.05.

1.37. Matching Contribution Account means that portion of a Member's Account attributable to Matching Contributions.

1.38. Member means an Employee who has satisfied the conditions for Membership set forth in Article III and who has agreed to participate in the Plan. Membership in the Plan shall cease after a Member's entire interest in the Plan has been distributed to him.

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


1.39.  Named Fiduciary means Dominion Capital, Inc.

1.40. Normal Retirement Date means the first day of the month next following the date on which a Member attains age 65.

1.41. Period of Severance means the period beginning on an individual's Severance from Service Date and ending on the first day he is credited with an Hour of Service for the performance of duties.

  In the case of an individual who is on a Maternity or Paternity Leave of Absence that began on or after January 1, 1985, the 12-consecutive month period beginning on the first anniversary of the first date of the Maternity or Paternity Leave of Absence shall not constitute a Period of Severance for eligibility and vesting purposes. Maternity or Paternity Leave of Absence means an absence by reason of the pregnancy of the individual, by reason of the birth of a child of the individual, by reason of the placement of a child with the individual in connection with the adoption of the child by such individual, or for purposes of caring for the child for a period beginning immediately following such birth or placement.

  Despite the preceding subsections, solely for purposes of determining whether a Period of Severance for participation or vesting purposes has occurred during a computation period, an individual who takes unpaid leave under the Family and Medical Leave Act on or after August 5, 1993, will receive credit for the Hours of Service that normally would have been credited to such individual but for such leave. The total number of Hours of Service that can be credited under this subsection cannot exceed 501, and such Hours of Service shall be credited (i) in the computation period in which the absence began if necessary to prevent the Period of Severance in that period, or (ii) in all other cases, in the following computation period. Any individual who receives credit for Hours of Service for a Maternity or Paternity Leave of Absence above will not receive credit for those same Hours of Service under this Plan section.

1.42.  Plan means the Dominion Subsidiary Savings Plan.

1.43. Plan Year means the 12-month period beginning on January 1 and ending on December 31 of each calendar year.

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


1.44. Qualified Domestic Relations Order means a judgment, decree, order, or approval of a property settlement agreement entered on or after January 1, 1985, that

  (a) relates to the provision of child support, alimony payments, or marital property rights to an Alternate Payee;

  (b) is made pursuant to a state domestic relations or community property law;

  (c) creates or recognizes the right of, or assigns the right to, an Alternate Payee to receive all or a portion of the benefit payable with respect to the Member under this Plan;

  (d) clearly specifies (i) the name and last known mailing address (if available) of the Member and the name and mailing address of each Alternate Payee, unless the Committee has reason to know the address independently of the Order; (ii) the amount or percentage of the Member's benefits to be paid by the Plan to each Alternate Payee or the manner in which such amount or percentage is to be determined; (iii) the number of payments or period to which the Order applies; and
(iv) each plan to which the Order applies;

  (e) does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan;

  (f) does not require the Plan to provide increased benefits (that is, does not provide for the payment of benefits in excess of the actuarial equivalent of the benefits to which the Member would be entitled in the absence of the Order); and

  (g) does not require the payment of benefits to an Alternate Payee that are required to be paid to another
Alternate Payee under another order determined previously to be a Qualified Domestic Relations Order.

  A domestic relations order entered before January 1, 1985, is a Qualified Domestic Relations Order if payment of benefits pursuant to that Order has begun as of such date, regardless of whether the order satisfies the requirements of Code section 414(p), and even if payments have not begun by January
    1, 1985, pursuant to such order, it may still be treated as a Qualified Domestic Relations Order even though it does not satisfy the requirements of Code section 414(p).

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


1.45. Qualified Plan or Qualified Trust refers to a plan or a trust maintained as part of a plan in compliance with Code part I, subchapter D, chapter 1, subtitle A.

1.46. Restricted 401(k) Member, for purposes of measuring compliance with Code section 401(k), means an Employee who is eligible under the terms of the Plan (without regard to any suspension due to a distribution or election not to participate by reason of Code section 415) to have 401(k) Contributions allocated to his Account for the Plan Year and who is a Highly Compensated Employee.

1.47. Restricted 401(m) Member, for purposes of measuring compliance with Code section 401(m), means, for Plan Years beginning after December 31, 1986, an Employee who is eligible under the terms of the Plan (without regard to any suspension due to a distribution or election not to participate or by reason of the limitations of Code section 415) to have Matching Contributions (or 401(k) Contributions, if the Plan takes 401(k) Contribution allocations into account in determining Contribution Percentages) allocated to his Account for the Plan Year and who is a Highly Compensated Employee.

1.48.  Rollover Account means that portion of a Member's
Account to which his Rollover Contributions are credited.

1.49. Rollover Contributions means a transfer of assets to a qualifying retirement plan according to Code section 402(c), 403(a)(4) or 408(d)(3). Unless specific Plan provisions require otherwise, a transfer of assets to the Trust Fund in a transaction otherwise satisfying one of the foregoing Code sections is considered a Rollover Contribution to the extent the assets transferred are not attributable to current Company contributions.

1.50. Severance from Service Date means the earlier of the dates an Employee

  (a)  quits, retires, is discharged, or dies, or

  (b) the first anniversary of the date an Employee remains absent from service (with or without Compensation) from the Company or an Affiliate for any reason other than quitting, retirement, discharge or death, such as vacation, sickness, disability, leave of absence or layoff.

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


1.51. Special 401(k) Contribution means any contribution made by the Company (other than Matching Contributions) pursuant to Plan section 4.04 and allocated to a Member's 401(k) Account.

1.52.  Sponsor means Dominion Capital, Inc.

1.53. Spouse or Surviving Spouse means the person to whom a Member was legally married on the earlier of his distribution date or his death. To the extent provided in any Qualified Domestic Relations Order, a former spouse will be treated as the Member's Spouse or Surviving Spouse for purposes of the survivor annuity requirements.

1.54. Total and Permanent Disability means a condition, determined on the basis of medical evidence satisfactory to a physician designated by the Administrator, rendering a Member, due to bodily injury or disease, unable to perform services as follows: (i) during the first two years of such disability (measured from the commencement of such disability rather than the commencement of benefit payments) such Member is unable to perform any and every duty pertaining to his employment with the Company; and (ii) thereafter, such Member is unable to engage in any occupation or perform any work for compensation or profit for which he is or may become reasonably fitted by education, training or experience. In no event shall such condition be deemed to exist during any period that the Member is not under the regular care and attendance of a legally qualified physician or during any period that he engages in any occupation or performs any work for compensation or profit.

1.55. Trust Agreement means the agreement between the Company and the Trustee providing for the establishment and management of the Trust Fund.

1.56. Trust Fund means the assets of the Plan which are held in trust by the Trustee pursuant to the terms of a Trust
Agreement and the Plan.

1.57. Trustee means such individuals or entities as may be appointed by the Board to hold the assets of the Trust Fund pursuant to the terms of the Trust Agreement.

1.58. Unrestricted 401(k) Member means, for the purposes of measuring compliance with Code section 401(k), an Employee who is otherwise authorized under the terms of the Plan (without

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


regard to any suspension due to a distribution or election not to participate or by reason of the limitations of Code section 415) to have 401(k) Contributions allocated to his Account for all or part of the Plan Year and who is not a Highly Compensated Employee or a Family Member.

1.59. Unrestricted 401(m) Member means, for purposes of measuring compliance with Code section 401(m), for Plan Years beginning after December 31, 1986, an Employee who is otherwise authorized under the terms of the Plan (without regard to any suspension due to a distribution or election not to participate or by reason of the limitations of Code section
415) to have Matching Contributions (or 401(k) Contributions, if the Plan takes 401(k) Contribution Allocations into account in determining Contribution Percentages) allocated to his Account for all or part of the Plan Year and who is not a Highly Compensated Employee or a Family Member.

1.60. Valuation Date means the last business day of each calendar quarter and such other dates as may be designated by the Company.

1.61. Vested means an interest in a given account or portion of an account which may not be forfeited by a Member for any reason. A Member's vested interest in a particular account, however, may vary from time to time based on market fluctuations or income or losses properly allocable to that account.

1.62. Vesting Service or Years of Vesting Service means an individual's period of employment with the Company or an Affiliate beginning with the first day that he receives credit for an Hour of Service for the performance of duties and continuing until his Severance from Service Date. Despite the preceding sentence to the contrary, an individual's Vesting Service does not include (i) his service with an Affiliate prior to the earlier of the date the entity becomes an Affiliate unless all or part of such service is recognized as Vesting Service in a resolution of the Board or in the adoption agreement evidencing the Company's participation in the Plan or (ii) his service with an entity that is merged with or acquired by the Company prior to the date specified in the applicable resolution of the Board or its delegate. To the extent required by the Code, Vesting Service includes all periods of employment (including employment before the effective date of the Plan and employment as a non-Member or

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


as an employee who is not an Employee) with the Company, an Affiliate, with any predecessor business or employer that has maintained this Plan or a predecessor plan, and any other periods of employment that regulations prescribed under the authority of the Secretary of the Treasury of the United States require to be treated as employment for the Company or an Affiliate. Vesting Service includes an individual's Period of Severance (up to a maximum of 12 months) if he receives credit for an Hour of Service for the performance of duties before the earlier of

  (a) the anniversary of the date he quit, was discharged, or retired; or

  (b) the anniversary of the date he was first absent from work for vacation, holiday, sickness, disability, leave of absence, or layoff, if he quit, retired, or was discharged during that period of absence. Vesting Service also includes an individual's military service in the armed forces of the United States of America for a period and in a capacity such that his reemployment rights are protected by federal law, unless and until he is discharged from military service or ceases to be on active duty and does not return to service with the Company or an Affiliate within 90 days or within any longer period during which his reemployment rights are protected by federal law.

  A Member's vested interest under the Plan will be determined based on his whole years of Vesting Service. All periods of Vesting Service required to be recognized under the Plan (whether or not consecutive) will be aggregated on the basis of days, and an individual will be entitled to a whole year of Vesting Service for each 365 days of service.















                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


                           ARTICLE II

                           ELIGIBILITY

2.01 Initial Eligibility

  (a)  Each Employee who is employed by the Company on October
1, 1995, and has attained age 18 and been employed by the Company for six months shall be eligible to become a Member of the Plan on October 1, 1995.

  (b) Each other Employee shall be eligible to become a Member of the Plan on the first day of any January, April, July, or October after he has attained age 18 and been employed by the Company for six months.

  (c) For purposes of this section, employment with Chesterfield Energy Corp., Stonewall Gas Company, Gas
Exploration and Development Company, Governor's Land
Management Co. and East West Partners shall be treated as employment with the Company.

2.02 Changes in Employment Status

  If an individual who has attained age 18 and been employed by the Company for six months becomes an Employee because of a change in his employment status, he is eligible to become a Member in the Plan on the first day of any January, April, July, or October after his status as an Employee begins. If an individual becomes an Employee due to a change in his employment status but has not attained age 18 or has not been employed by the Company for at least six months, he is eligible to become a Member in the Plan according to Plan section 2.01.

  If a Member does not terminate employment but changes jobs and is no longer an Employee, he ceases to be an Active Member in the Plan, at the end of the pay period in which he changes jobs.

2.03 Renewed Participation

  A Member who has terminated employment and again becomes an Employee is eligible to again become a Member in the Plan as of the first day of the calendar quarter that follows his reemployment as an Employee by at least 30 days. Such Employee may participate as of that day by submitting to the

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


Company a 401(k) Election on the appropriate enrollment card
30 days prior to that date. If he does not elect to reparticipate as of that date, he will be treated as a Member who suspended his 401(k) Election under Plan section 4.02(c).













































               Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


                           ARTICLE III

                           MEMBERSHIP


3.01 Enrollment

  An Employee who becomes eligible to be a Member in the Plan shall become a Member of the Plan by submitting to the Company a 401(k) Election on the appropriate enrollment card 30 days prior to the date on which he may commence participation in the Plan.

  For any Employee who is eligible to be a Member of the Plan on October 1, 1995, such Employee shall be provided with the appropriate enrollment information prior to that date to enable the Employee to begin making elective deferrals as of such date.

3.02 Required Information

  Each Member or Beneficiary hereunder agrees to furnish to the Company any information or proof requested from time to time by the Company to enable it to administer the Plan. Benefits will not be distributed to any Member or Beneficiary until such information has been furnished.

3.03 Termination of Membership

  No Member may make contributions to the Plan after he has died, become Totally and Permanently Disabled, retired or has otherwise separated from the service of the Company, except that a contribution shall be made for any Compensation he received or was entitled to receive for the calendar year of such death, Total and Permanent Disability, retirement or separation from service. Membership in the Plan shall cease after a Member's entire interest in the Plan has been distributed to him or transferred to another qualified plan.

3.04 Membership for Purposes of Rollover Contributions Only

  Notwithstanding anything herein to the contrary, if Rollover Contributions have been authorized by the Administrator, an Employee shall become a Member as of the date a Rollover Contribution is made on his behalf, if he has not already become a Member. Such person shall be a Member for purposes of such Rollover Contribution, and shall not be eligible to

                             III-1

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


of such Rollover Contribution, and shall not be eligible tomake a contribution under Plan section 4.02. unless he has satisfied the requirements of Plan sections 2.01 and 3.01.













































                             III-2

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


                           ARTICLE IV

                      COMPANY CONTRIBUTIONS


4.01 401(k) Contribution

  The Company's 401(k) Contribution for a Plan Year (or any shorter period determined by the Administrator) is the total of the 401(k) Elections made by Members during that Plan Year or such shorter period and allowed according to Plan section
4.02. The Company must contribute 401(k) Contributions to the Trust Fund as soon as practicable after they are made but in no event later than 90 days after the payroll period to which the 401(k) Contributions relate. A Member may cause a 401(k) Contribution for himself only with regard to Compensation that is deferred according to a 401(k) Election.

4.02 401(k) Elections

  (a) An Employee may submit an initial 401(k) Election to the Company (on forms to be supplied by the Company) indicating an amount of unpaid Compensation that he desires to cause to be made as a 401(k) Contribution by way of an elective deferral for that Plan Year. Such initial 401(k) Election must be submitted to the Company in accordance with the provisions of Article III. Subject to subsection (d), a Member's 401(k) Election must specify a percentage which is at least two but not more than ten percent of his unpaid Compensation for the Plan Year, determined in multiples of one percent and rounded to the nearest even cent. For any Employee who is eligible to be a Member of the Plan on October 1, 1995, such Employee shall be provided with the appropriate enrollment information prior to that date to enable the Employee to begin making elective deferrals as of such date. For periods beginning after October 1, 1995, a Member's initial 401(k) Election shall be made 30 days prior to the first day of the January, April, July, or October, as applicable, on which he may commence participation in the Plan. An Employee's initial 401(k) Election will continue until changed or suspended by such Employee pursuant to subsections (b) and (c).

  (b) Unless otherwise announced by the Administrator, an Active Member may amend his 401(k) Election up to 30 days prior to January 1, April 1, July 1 or October 1 of each Plan

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


Year and such amendment shall become effective on such January 1, April 1, July 1 or October 1, as applicable. No amendment of any 401(k) Election may be made that results in a percentage that is less than two or more than ten percent of the Member's unpaid Compensation for the Plan Year. An amendment applies only to the Member's unpaid Compensation that has not been reserved on the Company's books pursuant to the Member's 401(k) Election for that Plan Year. All revised 401(k) Elections are subject to the adjustments authorized in Plan section 4.03.

  (c) A Member may suspend his 401(k) Election at any time by giving the Company notice 15 days prior to the pay date for which the suspension is to be effective. A suspension applies only to the Member's unpaid Compensation that has not been reserved on the Company's books pursuant to the Member's 401(k) Election for that Plan Year. After a suspension of his 401(k) Election, an Active Member may submit a new 401(k) Election as of the first day of any calendar quarter after the end of the month in which such suspension was effective. The new 401(k) Election must be submitted to the Company 30 days prior to the date for which it is to be effective.

  (d) A Member may not submit 401(k) Elections that would result in elective deferrals under this Plan of more than $7,000 (or such dollar limit as the Secretary of the Treasury announces at the same time and in the same manner as the cost-of-living adjustments applicable to limitations under Code section 415(d)) in any calendar year.

4.03 401(k) Contribution Limitations

  (a) The Plan is intended to qualify as a cash-or-deferred arrangement according to Code section 401(k), and all Plan and Trust Agreement provisions must be construed to facilitate that qualification.

  (b)  For purposes of measuring compliance with Code
section 401(k), it is necessary to divide the Employees into Restricted 401(k) Employees and Unrestricted 401(k) Employees.

  (c)  The Actual Deferral Percentage for Restricted 401(k)
Employees for each Plan Year and the Actual Deferral
Percentage for Unrestricted 401(k) Employees for the same Plan
Year must satisfy one of the following tests:



                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


       (1) The Actual Deferral Percentage for Members who are Restricted 401(k) Employees shall not exceed the Actual
  Deferral Percentage for Members who are Unrestricted 401(k)
  Employees multiplied by 1.25; or

       (2) The Actual Deferral Percentage for Members who are Restricted 401(k) Employees for the Plan Year shall not exceed the Actual Deferral Percentage for Members who are Unrestricted 401(k) Employees multiplied by 2.0; provided, however, that the Actual Deferral Percentage for Members who are Restricted 401(k) Employees does not exceed the Actual Deferral Percentage for Members who are Unrestricted 401(k) Employees by more than two percentage points. The percentage difference between the Actual Deferral Percentage for Members who are Restricted 401(k) Employees and Members who are Unrestricted 401(k) Employees permissible under this paragraph may be reduced as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternate limitation with respect to any Restricted 401(k) Employee.

  (d) To meet the limitations of this section, to avoid discrimination prohibited by Code section 401(a)(4), to prevent the creation of Excess 401(k) Contributions for purposes of Code section 401(k) or Excess Aggregate Contributions for purposes of Code section 401(m), or, if it is otherwise necessary to do so, to preserve the Plan's status as a qualified plan or to preserve the Plan's 401(k) features as a qualified cash-or-deferred arrangement according to Code section 401(k), the Administrator may adjust or reject altogether any applications authorizing salary reduction elections from Restricted 401(k) Employees. The
Administrator also may reduce any Member's 401(k) Election to prevent that Member from causing Excess Deferrals to his Account.

  (e)  For purposes of satisfying the ADP test, 401(k)
Contributions and Special 401(k) Contributions must be contributed and allocated to the Trust Fund no later than the last day of the 12-month period immediately following the Plan
Year for which such contributions are deemed made.

  (f) The Administrator shall maintain records sufficient to demonstrate satisfaction of the ADP test. The determination and treatment of 401(k) Contributions and Special 401(k) Contributions and the ADP of any Member shall satisfy such

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


other requirements as may be prescribed by the Secretary of the Treasury from time to time.

  (g) The ADP for any Member who is a Restricted 401(k) Employee for the Plan Year and who participates in two or more arrangements described in Code section 401(k) that are maintained by an Affiliate, shall be determined as if all 401(k) Contributions and Special 401(k) Contributions allocated to his Account are made under a single arrangement. If a Highly Compensated Employee participates in two or more arrangements described in Code section 401(k) that are maintained by an Affiliate and that have different Plan Years, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code section 401(k).

  (h) In the event that this Plan satisfies the requirements of Code section 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the ADP of Members as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code section 401(k) only if they have the same Plan Year.

4.04.  Special 401(k) Contributions

  (a) In lieu of distributing Excess 401(k) Contributions, as provided in Plan section 7.07, the Employer may make a Special 401(k) Contribution on behalf of both Restricted 401(k) Employees and Unrestricted 401(k) Employees that is sufficient to satisfy the Actual Deferral Percentage test described in Plan section 4.03 or the Contribution Percentage test in Plan section 4.06.

  (b) Special 401(k) Contributions shall be fully vested and nonforfeitable when made and shall be subject to the distribution restrictions governing 401(k) Contributions as provided in Plan section 9.04.

4.05. Matching Contributions

  The Company shall contribute monthly on behalf of each Member an amount equal to 50 percent of the total of such

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


Member's 401(k) Contribution allocations for that period, but not exceeding three percent of such Member's Compensation for such period. No contributions will be made by the Company on behalf of a Member during a period in which the Member has received no 401(k) Contribution allocations.

4.06  Matching Contribution Limitations

  (a)  The Contribution Percentage for Restricted 401(m)
Employees for each Plan Year and the Contribution Percentage for Unrestricted 401(m) Employees for the same Plan Year must satisfy one of the following tests:

       (1) The Contribution Percentage for Members who are Restricted 401(m) Employees for the Plan Year shall not exceed the Contribution Percentage for Members who are Unrestricted 401(m) Employees for the Plan Year multiplied by 1.25; or

       (2) The Contribution Percentage for Members who are Restricted 401(m) Employees for the Plan Year shall not exceed the Contribution Percentage for Members who are Unrestricted 401(m) Employees for the Plan Year multiplied by two, provided, however, that the Contribution Percentage for Members who are Restricted 401(m) Employees does not exceed the Contribution Percentage for Members who are Unrestricted 401(m) Employees by more than two percentage points. The percentage difference between the Members who are Restricted 401(m) Employees and the Members who are Unrestricted 401(m) Employees permissible under this paragraph may be reduced as the Secretary shall prescribe to prevent the multiple use of this alternative limitation with respect to any Restricted 401(m) Employee.

  (b) The Employer may treat Special 401(k) Contributions (to the extent not used to satisfy the ADP test) and all or part of the 401(k) Contributions for the Plan Year as Matching Contributions for purposes of calculating the Contribution Percentage, provided the ADP test of Plan section 4.03 is satisfied both including and excluding 401(k) Contributions that are treated as Matching Contributions for purposes of the Contribution Percentage test.

  (c) The Administrator shall maintain records sufficient to demonstrate satisfaction of the Contribution Percentage Test.
The determination and treatment of the Contribution Percentage

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


of any Member shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

  (d) For purposes of determining the Contribution Percentage of a Member who is a five-percent or one of the 10 most highly paid Highly Compensated Employees, Matching Contributions and Compensation of such Member shall include Matching Contributions and compensation of Family Members. Family Members, with respect to Restricted 401(m) Employees shall be disregarded as separate Employees in determining the Contribution Percentage both for Members who are Unrestricted 401(m) Employees and for Members who are Restricted 401(m) Employees.

  (e) For purposes of satisfying the Contribution Percentage test, Matching Contributions and Special 401(k) Contributions must be paid to the Trust Fund no later than the last day of the 12-month period immediately following the Plan Year for which such contributions are deemed to be made.

  (f) For purposes of this section, the Contribution Percentage for any Member who is a Restricted 401(m) Employee and who is eligible to have Matching Contributions allocated to his Account under two or more plans described in Code section 401(a), or arrangements described in Code section 401(k), that are maintained by an Affiliate, shall be determined as if the total of such Matching Contributions was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code section 401(m).

  (g) In the event that the Plan satisfies requirements of Code section 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code section 410(b) only if aggregated with the Plan, then this Plan section shall be applied by determining the Contribution Percentages of Members as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, the Plans may be aggregated in order to satisfy Code section 401(m) only if they have the same Plan Year.

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


4.07  General Provisions on 401(k) Contributions

  (a) The Administrator may authorize contributions to be made on a salary reduction basis and may also authorize Members to cause other additions to be made to their Accounts each Plan Year under this Plan section so long as such elections can be made without exceeding the limitations described in Plan section 4.03, can be made in a manner that is consistently applied to all Members, afford the same opportunities to all similarly situated Members, and are implemented in a manner which does not discriminate in favor of Restricted 401(k) and 401(m) Employees.

  (b) An Employee may elect to begin such elections at the beginning of any calendar quarter after becoming a Member.
The Administrator may also establish rules limiting the number of elections that a Member may submit each Plan Year and rules regarding changes in elections or cancellations of elections. An election remains in effect until it is changed or canceled.

  (c) In order to assure compliance with Plan section 4.03, the Administrator may establish such closing dates and formulate such other rules and procedures as may be necessary to administer the provisions of this Plan section so long as such rules are established and administered on a uniform and nondiscriminatory basis.

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


                            ARTICLE V

                  MEMBER ROLLOVER CONTRIBUTIONS


  With the approval of the Administrator, a Member may transfer through (i) a rollover from an individual retirement account established pursuant to Code section 408, or (ii) a direct rollover from another Qualified Plan or Trust to a Rollover Account to be held by the Trustee on his behalf, any nonforfeitable interest he has in assets attributable to contributions made by an employer under another Qualified Plan or Trust, provided, however, that the Trustee shall only accept contributions that satisfy the requirements of Code section 402(c), 403(a)(4) or 408(d)(3).  Rollover
Contributions shall be made in cash. Rollover Contributions shall be separately accounted for and are at all times nonforfeitable. Any earnings, gains and losses on a Member's Rollover Account shall be allocated to such Member's Account as of each Valuation Date.

  The Trustee may not accept any contributions that are transferred directly from a Qualified Plan that would subject the Plan to the annuity requirements of Code section
401(a)(11) and 417.

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


                           ARTICLE VI

                       INVESTMENT OPTIONS


6.01 Members' Accounts

  The Trustee shall maintain a separate Account for each Member to which shall be credited or charged the Member's share of 401(k) Contributions, Matching Contributions and Rollover Contributions, as applicable, as well as a proportionate share of the net earnings, gains or losses of the Trust Fund allocable to the investment of the applicable Accounts, and any withdrawals or distributions allocable to such Accounts. Each Account shall be composed of the following sub-accounts: (i) 401(k) Contribution
Account, (ii) a Matching Contribution Account and (iii) Rollover Account, as applicable.

6.02 Investment Elections

  All amounts allocated to the Matching Contribution Account will be invested in the Company Stock Fund. Each Member may elect to have his 401(k) Contribution Account and his Rollover Account, as applicable, invested entirely in the Company Stock Fund, entirely in the Interest Bearing Account Fund, the Balanced Fund, the Equity Index Fund or the America's Utility Fund, or to have any increment of 10% invested in any combination of such funds for a total of 100%. Such investment options shall be deemed the Applicable Funds. Any election hereunder shall be made at the time a Member authorizes the Company to withhold his contributions to the Plan and shall continue in force until modified as provided herein. If no election is made, a Member will be deemed to have elected to have his contributions invested entirely in the Company Stock Fund. Any existing election may be amended to adopt other options as of the following January 1, April 1, July 1, or October 1 upon notice given to the Company at least 30 days in advance of such date.

  The Administrator shall provide Members with sufficient information concerning the Applicable Funds to permit the Member to make an informed investment decision.
Alternatively, the Administrator may provide Members with directions as to how such investment information may be obtained.

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


6.03 Allocation between Funds

  As of the close of each month, the Member's contributions for that month which have been allocated to the various sub-accounts shall be divided within such sub-account into portions of the Applicable Funds based on the applicable percentages of the then effective options. Company Stock will be purchased by the Plan throughout the month and credited to Members' accounts at month end as provided in Plan section 7.01.

6.04 Crossover Elections

  A Member may elect, pursuant to procedures announced by the Administrator, to change the existing investment position of his 401(k) Contribution Account or his Rollover Account, as applicable, four times a year, effective January 1, April 1, July 1 or October 1. Pursuant to such election, a Member may cause a transfer of any multiple of 10%, for a total of 100% of the total value of his interest in the Applicable Funds (valued as of the Valuation Date preceding the effective date of the election) from one investment option comprising the Applicable Funds to the other investment option comprising the Applicable Funds. Despite the preceding to the contrary, the Administrator, in its discretion, may adopt special procedures regarding crossover elections as may be necessary to ensure compliance with federal and state securities laws.

6.05 Rights, Warrants, and Options

  A Member shall have no right of request, direction or demand upon the Trustee to execute on his behalf any rights, warrants or options issued with respect to Company Stock credited to his account, and the Trustee, in its discretion, may exercise or sell any such rights, warrants or options. In the event such warrants, rights or options are sold, the accounts of each Member of the Plan shall be credited with their appropriate share of the proceeds. In the event such warrants, rights or options are exercised by the Trustee, each Member's accounts will be credited with the value of such warrants, rights or options on the date of exercise, but not the shares thereby acquired.

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


                           ARTICLE VII

                           ALLOCATIONS


7.01 Allocations between Investment Funds

  As of the last business day of each calendar month, contributions allocated to a Member's account shall be divided by the Trustee between the Company Stock Fund and the Applicable Funds in accordance with the provisions of Plan section 6.02. A Member's account in the Applicable Funds shall also reflect a cash balance to the extent paid or accrued contributions allocated to such Fund have not been invested. Such amounts may be invested in Cash Equivalents on an aggregate basis by the Trustee.

7.02 Allocations of Earnings and Losses

  As of each Valuation Date, before crediting the amounts allocated to any Member for that month under Plan section 7.01 and the following sentence, the Trustee shall apportion among the Members' Applicable Funds the net income or loss, less any reasonable administrative expenses not paid by the Company, earned on contributions held by the Trustee pending investment in the Applicable Funds, such income or loss to be apportioned on the basis of each Member's contributions to each Applicable Fund since the preceding Valuation Date. As of each Valuation Date, before crediting the amounts allocated to any Member since the preceding Valuation Date under Plan section 7.01, the Trustee shall apportion among the separate accounts of all Members in the Plan as of the beginning of the month the net income or loss, less any reasonable administrative expenses not paid by the Company, earned by the Applicable Funds since the preceding Valuation Date, such income or loss to be apportioned on the basis of the account balances of the Members in each Fund as of the preceding Valuation
Date.

7.03 Revaluation of Assets

  As of each Valuation Date and before crediting the amounts allocated to any Member under Plan section 7.01 or 7.02, the Trustee shall revalue the net assets of each Fund at its then current market value and adjust proportionately the Applicable Funds accounts of Members so as to reflect any increase or


                             VII-1

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


decrease in value of the investments of each fund as of that day as compared with the total value of such investments on the last preceding Valuation Date.

7.04 Dividends

  Dividends received on Company Stock and earnings on Cash Equivalents attributable to the Company Stock Fund, less any reasonable administrative expenses not paid by the Company, shall be reinvested in Company Stock. Earnings of any other Applicable Funds and earnings on Cash Equivalents attributable thereto, less any reasonable administrative expenses not paid by the Company, shall be reinvested in such Applicable Funds.

7.05 Limitations on Annual Additions

  (f) Effective for Limitation Years that begin after December 31, 1986, the annual additions to a Member's account under this Plan and any other Defined Contribution Plan maintained by the Company or an Affiliate shall not exceed the lesser of (i) 25 percent of such Member's Earnings, or (ii) the greater of $30,000 or one-fourth of the dollar limitation in effect under Code section 415(b)(1)(A) for that Limitation Year. Annual additions for this purpose means for any Limitation Year the sum of (i) employer contributions allocated to a Member's Account under this Plan and all other Defined Contribution Plans of the Company or an Affiliate,
(ii) for Limitation Years beginning before January 1, 1987, the lesser of such Member's nondeductible contributions to this and any other Defined Contribution Plan maintained by the Company in excess of six percent of such Member's Earnings for the Limitation Year in question, or one-half of his nondeductible contributions to such plans and for Limitation Years beginning after December 31, 1986, such Member's Contributions to this and any other Defined Contribution Plan maintained by the Company or an Affiliate; and (iii) any forfeitures allocated to his account in any other Defined Contribution Plan maintained by the Company or an Affiliate. Any Excess Deferrals (to the extent not distributed under Plan section 7.06), Excess 401(k) Contributions, or Excess Aggregate Contributions shall be treated as annual additions for the Limitation Year.

  (b) Notwithstanding the above, annual additions may be further limited by the "defined benefit plan fraction" and the "defined contribution plan fraction" if the Company or an Affiliate maintains both Defined Contribution and Defined

                             VII-2

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


Benefit Plans.  Effective for Plan Years that begin after
December 31, 1982, if an individual is a participant in both a Defined Benefit Plan and a Defined Contribution Plan maintained by the Company or an Affiliate, the sum of a Member's Defined Benefit Plan Fraction and his Defined
Contribution Plan Fraction for any Limitation Year may not exceed 1.0.

       (1) For purposes of this paragraph, a Member's
  Defined Benefit Plan Fraction for any Plan Year is a fraction

           (A)  the numerator of which is his Projected
       Annual Benefit under such Defined Benefit Plans
       (determined as of the close of the Plan Year), and

           (B)  the denominator of which is the lesser of

                (i)  the product of 1.25 multiplied by the
           dollar limitation in effect under Code
           section 415(b)(1)(A) for that year, or

                (ii) the product of 1.4 multiplied by the amount that may be taken into account under Code section 415(b)(1)(B) for that Member for that year.

       (2)  For purposes of this paragraph, a Member's
  Defined Contribution Plan Fraction for any Plan Year is a fraction

           (A) the numerator of which is the sum of his annual additions under such Defined Contribution Plans as of the close of the Limitation Year for that and all prior Limitation Years, and

           (B) the denominator of which is the sum of the lesser of the following amounts determined for that Limitation Year and for each prior year of service with an Affiliate:

                 (i)  the product of 1.25 multiplied by the
           dollar limitation in effect under Code





                             VII-3

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


           section 415(c)(1)(A) (determined without regard to (c)(6)) for that year, or

                 (ii) the product of 1.4 multiplied by the amount that may be taken into account under Code section 415(c)(1)(B) for that Member under such plans for that year.

       (3)  If a plan satisfied the requirements of Code
  section 415 for the last Limitation Year beginning before January 1, 1983, according to regulations promulgated pursuant to Section 235(g)(3) of the Tax Equity and Fiscal Responsibility Act of 1982, an amount is subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding that numerator) so that the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction computed under this paragraph does not exceed 1.0 for that year.

       (4) In calculating the Defined Contribution Plan Fractions under this section for Plan Years beginning before January 1, 1976, the total amount taken into account as Annual Additions in the numerator may not exceed the total amount taken into account in the denominator, and the amount taken into account as exceeding six percent of a Member's Earnings for the Limitation Year for any Plan Year concerned is an amount equal to

           (A) the excess of the total amount of Member contributions for all Plan Years beginning before January 1, 1976, during which the Member was an active participant of the Plan, over ten percent of the Member's total Compensation for all such years, multiplied by

           (B) a fraction, the numerator of which is one and the denominator of which is the number of years beginning before January 1, 1976, during which the Member was an active participant in the Plan.

       (5)  Member contributions made on or after October
  2, 1973, must be taken into account only to the extent that the amount of such contributions does not exceed the maximum





                             VII-4

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


  amount of contributions permissible under the Plan as in effect on October 2, 1973.

       (6) The Company may elect to calculate the Defined Contribution Plan Fraction for Limitation Years ending after December 31, 1982, for all Qualified Plans that were in existence on July 1, 1982, in accordance with the transition rule of Code section 415(e)(6).

  (c) For purposes of applying the limitations of this section, all Defined Benefit Plans (whether or not terminated) of the Company or an Affiliate are treated as one Defined Benefit Plan, and all Defined Contribution Plans (whether or not terminated) of the Company or an Affiliate are treated as one Defined Contribution Plan.

  (d) If the sum of any Member's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction would exceed the allowances of this section for any Limitation Year, the Administrator must first freeze or limit the rate of benefit accrual under Defined Benefit Plans maintained by the Company or an Affiliate with respect to that Member and next, if necessary, adjust the amount of current and future Annual Additions to Defined Contribution Plans maintained by the Company or an Affiliate on behalf of that Member so that the sum of those fractions does not exceed such limitation. Further, in no event may a Member accrue a benefit under any Defined Benefit Plan or Defined Contribution Plan maintained by the Company or an Affiliate that would cause the Plan to violate the provisions of this subsection.

  (e) Any limitation imposed on the amount which may be allocated to the account of a Member under this section shall be used to reduce Company contributions for the Plan Year in which the limitation applies or succeeding years.

  (f) To the extent that a Member's excess annual additions are attributable to his 401(k) Contributions, those 401(k) Contributions may be returned to the Member in the Limitation Year in which they are determined to be excess annual additions and will reduce that Member's excess annual addition. If 401(k) Contributions are returned to a Member pursuant to this Plan section, such 401(k) Contributions will be disregarded for purposes of the limitations on such contributions under Code sections 402(g), 401(k)(3) and 401(m)(2).


                             VII-5
                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


7.06 Excess Deferrals

  (a) Notwithstanding any other provision of the Plan, Excess Deferrals and any income or loss allocable thereto must be distributed no later than April 15 of the calendar year following the Plan Year which the Excess Deferrals were made, to the Members to whose Account such Excess Deferrals were allocated for the preceding calendar year. A Member who makes elective deferrals (as defined in Code section 402(g)) to a plan of an employer that is not an Affiliate may assign to this Plan any Excess Deferrals made during the Member's taxable year by notifying the Administrator on or before the date announced by the Administrator of the amount of the Excess Deferral to be assigned to this Plan. A Member is deemed to notify the Administrator of any Excess
Deferrals that arise by taking into account only those 401(k) Contributions made to this Plan and any other plans of this Employer and its Affiliates.

  (b) Excess Deferrals and any income or loss allocable thereto may be distributed during the calendar year in which the Excess Deferrals were made to the Members to whose Account such Excess Deferrals were allocated for that calendar year.
A Member is deemed to notify the Administrator of any Excess Deferrals that arise by taking into account only those 401(k) Contributions made to this Plan and any other plans of this Employer. The correcting distribution cannot occur until after the Plan has received the 401(k) Contributions that caused the Excess Deferral.

  (c) Excess Deferrals shall be adjusted for any income or loss up to the date of distribution. Income or loss for the Plan Year in which the Excess Deferral occurred will be calculated in the same manner as under Plan section 7.02.

  (d) The amount of Excess Deferrals that may be distributed with respect to a Member shall be reduced by any Excess Deferrals previously distributed or recharacterized with respect to such Member for the Plan Year beginning with or within such taxable year. In no event may the amount distributed pursuant to this Plan section exceed the Member's total 401(k) Contributions for such taxable year.

7.07 Excess 401(k) Contributions

  (a)  If there are Excess 401(k) Contributions for a Plan
Year, the Administrator must elect between the alternative

                             VII-6

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


courses of action described in this section and any additional choices available under the Treasury regulations to Code section 401(k)(8).

  (b) Notwithstanding any other provision of this Plan, Excess 401(k) Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Members to whose Account such Excess 401(k) Contributions were allocated for the preceding Plan Year. Such distribution shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions of Members who are subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to the 401(k) Contributions (and amounts treated as 401(k) Contributions of each Family Member that is combined to determine the combined Actual Deferral Percentage.

  (c) Excess 401(k) Contributions shall be adjusted for any income or loss up to the date of distribution. Income or loss for the Plan Year in which the Excess 401(k) Contribution occurred will be calculated in the same manner as under Plan section 7.02.

7.08 Excess Aggregate Contributions under Code Section 401(m)

  (a) If there are Excess Aggregate Contributions for a Plan Year, the Administrator may implement the provisions of this section and take any other action permissible according to Code section 401(m)(6) and Treasury regulations to reduce or avoid other adverse consequences associated with Excess Aggregate Contributions.

  (b) As provided in Code section 401(m)(6)(C), distributions or forfeitures of Excess Aggregate Contributions must be made to the Restricted 401(m) Employees on the basis of the respective portions of the Excess Aggregate Contributions attributable to each of those Members. Excess Aggregate Contributions of Members who are subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to the Matching Contributions of each Family Member that is combined to determine the combined Contribution Percentage. To assure that each Member from whose Account Excess Aggregate Contributions are forfeited and that each recipient of Excess Aggregate Contribution distributions


                             VII-7

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


according to this section is treated fairly, however, the Administrator may adopt and announce any rules that is deems useful to determine how a Member's share of Excess Aggregate Contributions must be adjusted for investment gains and losses while those assets were in the Trust Fund. To the extent that a Member's share of the Excess Aggregate Contributions is attributable to his allocations from a 401(k) Contribution, the administrator may cause the distributions authorized in this Plan section from his 401(k) Contribution Account. In addition, to the extent that 401(k) Contribution allocations have been considered in computing any Member's Contribution Percentage and before any distributions or forfeitures as provided in paragraph (d) are made, the Administrator must cause each Member's share of Excess Aggregate Contributions to be reduced in any manner not prohibited by law and not inconsistent with applicable Treasury regulations first by that Member's allocation of Excess Deferrals and then by Excess 401(k) Contributions that are distributed according to this Plan from the Trust Fund.
To the extent that a Member's share of the Excess Aggregate Contributions is attributable to his allocations from Matching Contributions, the Administrator must cause forfeitures authorized in this Plan section from that Member's Matching Contribution Account except to the extent that the Corporation directs the Administrator to cause distributions authorized in this Plan section from the Member's Matching Contribution Account. After adjustment, as described, for Excess Deferrals or Excess 401(k) Contributions that are distributed to the extent that the Administrator causes forfeitures or distributions to a Member according to this section, those forfeitures or distributions, as applicable, must come first from that Member's 401(k) Contribution allocations to his Additional 401(k) Contribution Account, next from that Member's 401(k) Contributions allocated to his Basic 401(k) Contribution Account, and finally from that Member's Matching Contribution allocations to his Matching Contribution Account. A distribution from a Basic 401(k) Contribution Account will result in a forfeiture of the Matching Contribution allocations based upon the distributed amounts.

  (c) Forfeitures of Excess Aggregate Contributions may be reallocated to the Accounts of Restricted and Unrestricted 401(m) Employees. All forfeitures according to this Plan section occur in the Plan Year after the allocation that caused those amounts to be Excess Aggregate Contributions. Forfeitures according to this Plan section are allocated as if


                             VII-8

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


they were contributions for the Plan Year in which the forfeiture occurs. The Administrator must not allocate forfeitures of Excess Aggregate Contributions to the individuals who receive distributions or whose Accounts are reduced under this Plan section. The Administrator may cause the Trustee to distribute the Excess Aggregate Contributions (and any income allocable to those contributions) according to this Plan section without regard to any provisions of law other than Code section 401(m).

  (d) The Administrator must determine the amount of Excess Aggregate Contributions after first determining the amount of Excess Deferrals and, second, after determining the amount of Excess 401(k) Contributions and causing those Excess Deferrals and Excess 401(k) Contributions to be adjusted, as authorized in Code sections 401(k)(8) and 402(g).

  (e) Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. Income or loss for the Plan Year in which the Excess Aggregate
Contribution occurred will be calculated in the same manner as under Plan section 7.02.


























                             VII-9

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


                          ARTICLE VIII

                             VESTING


8.01 Vested Accounts

  A Member shall be Vested at all times in his 401(k) Account and Rollover Account.

8.02 Matching Accounts

  (a) A Member shall be Vested in his Matching Account when he dies while in the employ of the Company, becomes Totally and Permanently Disabled, attains age 55 while in the employ of the Company, his employment is terminated as a result of a Company-ordered reduction in employment, the elimination of a position for which the Member is trained and qualified (if such Member cannot be trained and qualified for any other position with the Company), or under such similar conditions which, in the sole and exclusive discretion of the Company, are deemed to be satisfactory, or as provided in Plan section 8.03 or 8.05.

  (b) Otherwise, a Member shall have a vested, nonforfeitable interest in his Matching Account only to the extent he has satisfied the requirements set forth in the following table:


Years of Vesting Service             Vested Percentage

     less than 3                           0%
     3 or more                           100%


8.03 Vesting Period of Severance Rules

  A Member's Vesting Service for purposes of Plan section 8.02 shall be computed subject to the following limitations and restrictions.

  (a) Except as provided in subsection (b), an Employee will not lose his Years of Vesting Service earned under this Plan as a result of any Period of Severance.

  (b) Years of Vesting Service are not taken into account under Plan section 8.02 for an individual's service after five


                            VIII-1

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

consecutive one-year Periods of Severance, but only for purposes of determining a Member's Vested interest in his Matching Account balance before his Periods of Severance.














































                            VIII-2

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

                           ARTICLE IX

                      WITHDRAWALS AND LOANS


9.01 Hardship Withdrawals

  (a) A Member may at any time request a distribution to him of any portion of the value of his Vested Matching Accounts, his 401(k) Account and his Rollover Account in the event of a financial hardship as described below. A hardship distribution under this section shall be charged to the Member's Accounts in the following order:

       (1) All or part of the value of the Member's
  Rollover Account.

       (2) All or part of the value of the Member's
  401(k)Contribution Account.

       (3) All or part of the Vested value of the Member's Matching Account.

  (b) A Member shall be considered to have incurred a financial hardship if he has immediate and heavy financial needs that cannot be fulfilled through other reasonably available financial sources of the Member. Immediate and heavy financial needs shall be limited to:

       (1) medical expenses described in Code
  section 213(d) previously incurred by the Member, the Member's Spouse, or any dependents of the Member (as defined in Code section 152) or necessary for those persons to obtain medical care described in Code section 213(d);

       (2) costs directly related to the purchase
  (excluding mortgage payments) of a principal residence for the Member;

       (3) payment of tuition, related educational fees and room and board expenses for the next 12 months of post-secondary education for the Member or his Spouse, children or dependents; or

       (4) payments necessary to prevent the eviction of the Member from his personal residence or foreclosure on the

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

  mortgage of the Member's principal residence.

  (c) The determination of financial hardship shall be made by the Plan Administrator in a uniform and nondiscriminatory manner in accordance with such standards as may be promulgated from time to time by the Internal Revenue Service.

  (d) The Plan Administrator may rely on the Member's representation that the financial needs cannot be relieved:

       (1) through reimbursement or compensation by insurance or otherwise;

       (2) by reasonable liquidation of the Member's assets to the extent such liquidation would not itself cause an immediate and heavy financial need;

       (3) by cessation of 401(k) Contributions under the Plan; or

       (4) by other distributions or non-taxable loans from plans maintained by an affiliate or borrowing from commercial sources on reasonable commercial terms.

       A distribution will be deemed necessary to satisfy an immediate and heavy financial need of the Member if all of the following requirements are met:

       (1) the distribution is not in excess of the amount of the immediate and heavy financial need of the Member;

       (2) the Member has obtained all distributions, other than hardship withdrawals, and all non-taxable loans currently available under all plans maintained by an Affiliate;

       (3)  the Member's 401(k) Contributions to this
  Plan and to any other plan maintained by the Company will be suspended for 12 months after receipt of the withdrawal; and

       (4) the Member may not make 401(k) Contributions to this Plan or to any other plan maintained by an affiliate for the calendar year that immediately follows the year of

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

  the withdrawal in excess of the limit in effect under Code section 402(g), minus the amount of the Member's 401(k) Contributions to this Plan or any other plan maintained by an affiliate for the year in which the withdrawal is made.

The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

  (e) A Member who wishes to make a withdrawal shall apply in writing to the Plan Administrator, on forms provided by the Plan Administrator. The Member must furnish such information in support of his application as may be requested by the Plan Administrator. The Plan Administrator shall determine the amount, if any, of the withdrawal that shall be made and may direct distribution of as much of the Member's 401(k) Contribution as it deems necessary to alleviate or help alleviate the hardship.

9.02 Form of Withdrawal

  All hardship distributions shall be distributed in cash and shall proportionately reduce a Member's interest in the Company Stock Fund, and other Applicable Funds for the accounts against which it is charged. All withdrawals made under Article IX and any forfeitures relating thereto will be based on the value of the Member's accounts as of the Valuation Date coincident with or immediately preceding the date of the withdrawal or forfeiture.

9.03 Special 401(k) Distribution Provisions

  As required by law, distribution from a Member's 401(k)
Account is not permitted until after one of the events listed below has occurred:

  (a)  The Member has died.

  (b)  The Member has become disabled (either Totally and
Permanently Disabled, or disabled within the sense of Code
section 105(c) or (d) or under any other definition of disability consistent with Code section 401(k)(2)(B).

  (c) The Members has retired or otherwise terminated employment with the Company.




                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

  (d)  The Member has incurred a Hardship according to Plan
section 9.03.

  (e) The Member has attained age 59 1/2 (but only with respect to the value attributable to a Member's interest in his Basic and Additional 401(k) Accounts).

  (f) The Plan terminates without the establishment of a successor qualified plan, other than an employee stock ownership plan (as defined in Code section 409 or 4975(e)) or a simplified employee pension plan (as defined in Code section 408(k)).

  (g) A Member's employer disposes of substantially all of its assets, within the meaning of Code section 409(d)(2) used in its trade or business and that Employee continues employment with the business that acquires the assets.

  (h) A corporation disposes of its interest in the Member's employer, which is a subsidiary of the selling corporation within the meaning of Code section 409(d)(3), and the Employee continues his employment with the employer.

  A distribution cannot be made pursuant to an event described in paragraph (h) unless the distribution would be a lump sum distribution under Code section 402(e)(4), without regard to clauses (i), (ii), (iii), and (iv) of subparagraph (A), subparagraph (B), or subparagraph (H) and, with respect to paragraphs (f) and (g), the transferor corporation continues to maintain the Plan after the disposition.

9.04 Loans

  (a) The provisions of this section are not effective until made effective by affirmative action of the Administrator.

  (b) A Member may apply to the Administrator in writing (on a form approved by the Administrator) to borrow from the Trust
Fund in accordance with the rules and procedures set forth in this section. For purposes of this Plan section, Member also refers to a former Member or Beneficiary who is a party in interest as defined in ERISA section 3(14).

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

       (1) Loans shall be made available to all Members and Beneficiaries on a reasonably equivalent basis.

       (2)  Loans shall not be made available to Highly
  Compensated Employees in an amount greater than the amount made available to other Members and Beneficiaries.

       (3)  Loans shall bear a reasonable rate of
  interest. The interest rate shall be determined by the Administrator based on a rate of return commensurate with the prevailing interest rate charged on similar commercial loans by persons in the business of lending money.

       (4)  Loans shall be adequately secured with
  assets of the Member's Account.

  (c) Loans may not be made under this section in a total amount that exceeds that value of the funds in the Trust Fund determined by the Administrator to be available for loans to Members. In determining this amount, the Administrator must consider the liquidity of Plan assets, including existing loans to Members, and the maturity dates of illiquid investments, including loans to Members.

  (d) Unless the Administrator explicitly indicates an intent to allow loans that are taxed as distributions, the maximum limitation may not exceed the level described in Code section 72(p)(2)(A). According to Code section 72(p)(2), a loan to a Member from this Plan must not exceed the lesser of

       (1) $50,000, reduced by the excess (if any) of the highest outstanding balance of loans from this Plan to that Member from this Plan during the one-year period ending on the day before the date on which that loan was made over the outstanding balance of loans from this Plan to the Member from this Plan on the date of that loan, or

       (2) one-half of the present value of the Vested portion of the Member's Account, valued as of the Valuation
  Date coincident with or immediately preceding approval of the loan request.

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

The limitation described in the immediately preceding sentence is automatically adjusted, without the need for a Plan amendment, to conform such lesser or greater limitations according to the statute.

  (e) For any Plan loan, the Administrator must direct the appropriate Trustees to obtain an appropriate note. In addition to a Member's promise to repay, unless the Administrator has determined otherwise according to subsection (e), a Member's account (exclusive of amounts that may not be used as security without endangering the Plan's status as a qualified plan) secures the loan, subject to the Plan's provisions limiting assignment of benefits. If the Member's employment with the Company terminates before the full repayment of the loan, in addition to any other remedy provided in the loan instrument or instruments or by law, unless the Administrator has determined otherwise according to subsection (e), the Administrator may direct the appropriate Trustees to make a charge against that Member's entire account, and the charge may be any amount not exceeding the amount required to fully repay the loan. If the Plan is required to distribute benefits to a Member before a Member's loan is repaid in full, the Administrator may direct that the distribution be in the form of the Member's note.

  (f) Within the limits provided by the Code, the Administrator must adopt and announce this Plan's rules governing maximum maturity dates for loans to Members from this Plan. As allowed by law, special maturity date rules may be established for loans to Members from this Plan used to acquire a dwelling unit that is to be used (determined at the time the loan is made) as the Member's principal residence.

  (g) This section authorizes only the making of bona fide loans and not distributions. Any loan made must contain provisions for reasonable interest, regular payment, and a fixed maturity date. A reasonable interest rate shall mean a rate that provides the Plan with a rate of interest commensurate with the prevailing interest rate charged on similar commercial loans by persons in the business of lending money. Before resort is made against a Member's Account for the failure to repay a loan, the Administrator must make all other efforts to collect the loan as it deems reasonable and practical under the circumstances.

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

  (h) Unless the Administrator explicitly indicates an intent to allow loans that are taxed as distributions, and except as provided in Treasury regulations, a loan from this Plan to a Member must provide for substantially level amortization of the loan amount (with payments no less frequently than quarterly) over the term of the loan.

  (i) To the extent that it is consistent with other provisions of this Plan and the Trust Agreements, all loans from this Plan to a Member made under this section are considered directed investments of the borrowing Member's Accounts. As such, all repayments of principal and interest made by the Member shall be credited only to the Member's Account.

  (j) The Administrator may adopt and announce additional loan rules not inconsistent with the provisions of the Plan and this section. Those rules will be included as an exhibit to the Plan. For example, the Administrator may provide that loans are available only once (or at certain times) each Plan Year, that loans attributable to a Member may not be renewed or increased until all of the outstanding loans attributable to that Member are satisfied, that loans may be limited to certain minimum amounts (to avoid administrative waste), that a loan is conditioned upon the Member's execution of a legally enforceable payroll-deduction form of repayment, or that loans are conditioned upon a Member's agreement to pay the Plan's administrative expenses attributable to the loan.

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

                            ARTICLE X

                         DEATH BENEFITS


10.01  Death While Employed

  Each Member who dies while in the employ of the Company shall be Vested in his Matching Account. The entire interest in the Plan of a deceased Member on his date of death, including any amounts for which he requested, but had not received, a withdrawal, shall be distributed to his Beneficiary pursuant to Plan section 10.03.

10.02  Death While Disabled

  Each Member who dies after becoming Totally and Permanently Disabled or retiring from the employ of the Company shall be vested in his Matching Account and his entire interest in the Plan shall be distributed to his Beneficiary pursuant to Plan section 10.03.

10.03  Distribution to Beneficiary

  The entire remaining Vested interest in the Plan of a deceased Member shall be determined as of the Valuation Date coincident with or next following the Member's death. When a Beneficiary becomes eligible to receive a distribution from the Plan pursuant to Plan section 10.01 or 10.02, the Company shall notify him of his right to receive such amount, and such person may elect to have the amount distributed to him as soon as practicable pursuant to any option available under Plan section 12.01. If the Beneficiary makes no election within 30 days of notification by the Company, the Trustee shall then liquidate the remaining assets in the account and distribute such account to the person entitled to distribution pursuant to Plan section 10.01 or 10.02, in accordance with Plan section 12.01(b).

10.04  Death After Termination of Employment

  The provisions of Plan sections 10.01, 10.02 and 10.03 shall not apply to any Member who dies after terminating employment with the Company unless the Member dies (i) during a period of Total and Permanent Disability or (ii) following his retirement from the Company in accordance with Plan section 12.01. If the aforementioned sections do not apply, in the event of the Member's death his Vested interest in the Plan will be paid to his Beneficiary.

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

10.05  Proof of Death

  Amounts payable under this Article X may be paid in the name of the Member if the Administrator has not received proof of the Member's death at the time of distribution. Such payment, to the extent made, shall be deemed a complete discharge of any liability for such payment under the Plan.










































                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

                           ARTICLE XI

                       DISABILITY BENEFITS


  Each Member who becomes Totally and Permanently Disabled while in the employ of the Company shall be Vested in his Matching Account. The Company shall notify the Member of his right to receive such amount, and the Member may elect within 30 days of receipt of such notification to have his entire interest under the Plan distributed to him as soon as practicable pursuant to any option available under Plan section 12.01. If the Member does not make an election within 30 days of the receipt of notice by the Company of his right to receive a distribution from the Plan, then his entire interest shall be distributed to him in a single lump sum in the form provided in Plan section 12.01(a) as soon as practicable after the end of the 30-day period. All distributions payable thereunder shall be determined as of the Valuation Date coincident with or next following the date that the Member is determined to be Totally and Permanently
Disabled. Notwithstanding the preceding, if the Vested amount of a Member's account exceeds $3,500 as of the end of the 30-day period, the Member may elect to postpone any distribution until the first day of the Plan Year following his Normal Retirement Date. Such an election is subject to the requirements of Article XII. A
Member who elects to postpone his distribution as provided in this subsection may, pursuant to procedures announced by the Administrator, elect to have his Vested Account distributed to him as of the first day of the Plan Year following the Plan
Year in which he attains age 59 1/2.

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

                           ARTICLE XII

                       RETIREMENT BENEFITS


12.01  Dstribution Options

  Each Member may retire from the employ of the Company on his Normal Retirement Date or on the first day of any subsequent month; provided, however, that a Member may also retire on his Early Retirement Date. Each retiring Member shall have his entire interest in the Plan determined as of the Valuation Date coincident with or next following the date that the Member retires and distributed to him within 60 days or as soon as practicable thereafter in accordance with one of the following elections.

  (a) A lump sum distribution of such Member's account in the form of whole shares of Company Stock, cash representing fractional shares of Company Stock, and cash representing the value of any other Applicable Funds and Cash Equivalents.

  (b) A lump sum cash distribution representing the value of the Member's interest in any Applicable Funds.

  (c) A deferred lump sum payment of the Member's account under either option (a) or (b) above as of the first day of the Plan Year following the Plan Year in which his retirement takes place or as soon thereafter as is practicable.

  (d) With respect to a Member whose entire interest in the Plan as of the Valuation Date immediately preceding his retirement date exceeds $3,500, a deferred lump sum payment of the Member's account under either option (a) or (b) above as of the first day of the Plan Year following the Plan Year in which he attains age 65. A Member who elects a deferred distribution under this subsection may, pursuant to procedures announced by the Administrator, elect to receive a lump sum payment of his account under either option (a) or (b) above as of the first day of the Plan Year following the Plan Year in which he attains age 59 1/2.

12.02  Election

  (a) Each person who becomes eligible to receive a distribution of benefits from the Plan shall be informed by the Company of his right to irrevocably elect an optional form of benefit




                             XII-1

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

pursuant to Plan section 12.01 within a reasonable time prior to the commencement of such benefit. Any election under Plan section 12.01 shall be made in writing to the Company 30 days prior to the effective date of the Member's retirement. In the event no such election is received by the Company, distribution shall be made as provided by Plan section 12.01(a).

  (b)  If a distribution is one to which Code section
401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Treasury Regulation section 1.411(a)-11(c) is given, provided that

       (1) the Administrator clearly informs the Member that the Member has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

       (2)  The Member, after receiving the notice,
  affirmatively elects a distribution.

12.03  Statutory Distribution Requirements

  (a) The statutory distribution restrictions of this section supersede all other distribution provisions of the Plan.

  (b) The entire interest of a Member under the Plan must be or must begin to be distributed not later than the Required
Beginning Date. Except as provided in the next sentence, effective until December 31, 1988, the Required Beginning Date is April 1 of the calendar year following the later of (i) the 1985 calendar year; (ii) the calendar year in which the Member attains age 70 1/2; or
(iii) the calendar year in which the Member retires under the Plan. If a Member is a five-percent owner, as defined in Code section 416, at any time during the five-plan-year period ending in the calendar year in which he attains age 70 1/2 then the Required Beginning Date for distribution of that Member's interest is April 1 of the calendar year following the later of (i) the 1985 calendar year or (ii) the calendar year in which the Member attains age 70 1/2. If the employee becomes a five-percent owner during any subsequent Plan Year, the Required Beginning Date shall be the April 1 following the calendar year in which that subsequent Plan Year ends. Effective January 1, 1989, the
Required Beginning Date for any Member is the April 1 of the





                             XII-2

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

calendar year following the calendar year in which the Member attains age 70 1/2.

  (c) The entire interest of each Member under the Plan must be distributed to him by the Required Beginning Date or beginning not later than the Required Beginning Date pursuant to a method providing for payments in a lump sum, if otherwise authorized under the Plan, or pursuant to a method providing for payments

       (1) over his life or over the lives of himself and a designated Beneficiary--according to Treasury regulations--or

       (2)  according to those regulations, over a
  period not extending beyond his life expectancy or the life expectancy of himself and a designated Beneficiary.

If a Member fails to elect a distribution method that complies with these requirements, the Administrator may, in its sole discretion, direct distribution in any method authorized or required by the Plan that meets these distribution requirements.

  (d) If a Member dies after distribution of his interest has begun according to one of the installment methods specified in subsection (c) but before his entire interest has been distributed, then any part of that interest payable to his Beneficiary must be distributed at least as rapidly as under the method of distribution being used as of the date of his death.

  (e) If a Member dies before a lump-sum distribution of his interest has been made or before distribution of his interest has begun according to one of the installment methods specified in subsection (c), then any part of that interest payable to his Beneficiary must be distributed within five years after his death, unless

       (1)  any portion of the Member's interest is
  payable to or for the benefit of a designated Beneficiary other than the Member's surviving spouse; that portion will be distributed--according to Treasury regulations--over the life of the designated Beneficiary (or over a period not extending beyond the life expectancy of the designated Beneficiary);






                             XII-3

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

  and distributions to the designated Beneficiary begin not later than one year after the date of the Member's death (or such later date as Treasury regulations may prescribe); or

       (2)  any portion of the Member's benefit is
  payable to or for the benefit of the Member's surviving spouse; that portion will be distributed--according to Treasury regulations--over the life of the surviving spouse (or over a period not extending beyond the life expectancy of the surviving spouse); and distribution to the surviving spouse begins not later than the date on which the Member would have attained age 70 1/2. If the surviving spouse dies before the distributions to the spouse begin, then this subsection will apply as if the surviving spouse were the Member.

As allowed under Code section 401(a)(9) and applicable
Treasury regulations, any amount paid to a child will be treated as if it had been paid to the surviving spouse.

  (f) For purposes of this section, the life expectancy of a Member and the Member's spouse (other than in the case of a life annuity) may be redetermined but not more frequently than annually.

12.04   Direct Rollovers

  (a) This Plan section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Plan section, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

  (b)  Definitions

       (1) Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover
  Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee and the Distributee's designated
  Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code section 401(a)(9); (iii) the portion of any


                             XII-4

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


  distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); (iv) returns of 401(k)
  Contribution pursuant to Treasury Regulation section 1.415-
  6(b)(6)(iv); (v) returns of Excess 401(k) Contributions,
  Excess Deferrals and Excess Aggregate Contributions pursuant to
  Treasury Regulation sections 1.401(k)-1(f)(4), 1.402(g)-1(e)(3) and 1.401(m)-1(e)(3) and the income allocable to those corrective distributions; (vi) loans treated as distributions under Code section 72(p) and not excepted by Code section
  72(p)(2) and loans in default that are deemed distributions;
  (vii) dividends paid on employer securities as described in Code section 404(k); and (viii) similar items designated by the Commissioner of the Internal Revenue.

       (2) Eligible Retirement Plan means an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section
  408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

       (3)  Distributee means an Employee or former
  Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order are Distributees with regard to the interest of the spouse or former spouse.

       (4) Direct Rollover means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.














                             XII-5

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

  (c)  The Administrator may impose restrictions on Direct
Rollovers consistent with applicable Treasury regulations.















































                             XII-6

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

                          ARTICLE XIII

                    TERMINATION OF EMPLOYMENT


13.01.  Distributions

  (a) Each Member who terminates his employment with the Company for reasons other than death, Total and Permanent Disability or retirement shall have his 401(k) Account, plus Vested Matching Account liquidated as of the Valuation Date coincident with or next following the date on which his termination occurs and distributed to him in a lump sum distribution in cash within 60 days of such Valuation Date or as soon thereafter as is practicable, unless the Member is reemployed by the Company prior to such Valuation Date; provided, however, that a Member who terminates his employment may elect within ten days after his termination of employment to have his account distributed to him in accordance with Plan section 12.01(a). The preceding sentence to the contrary notwithstanding, a Member may elect to have his Vested interest in the Plan liquidated and distributed to him (either in cash or in accordance with Plan section 12.01(a)) within 60 days of the end of the Plan Year in which the termination of his employment occurs or as soon thereafter as is practicable. The value of any non-Vested Matching Account, determined as of the Valuation Date coincident with or next following the date on which such termination occurs shall be forfeited as of such Valuation Date unless the Member has been reemployed by the Company on or before such Valuation Date.

  (b) Notwithstanding any other provisions of this section, if the Vested amount of a Member's Account has ever exceeded
$3,500 at the time of a distribution or as of the end of the Plan
Year in which he terminated employment, his benefit will be distributed as soon as practicable following the date of termination in accordance with subsection (a) unless the Member elects to postpone such distribution until the first day of the Plan
Year following his Normal Retirement Date. Such an election is subject to the requirements of Article XII. A Member who elects to postpone his distribution as provided in this subsection may, pursuant to procedures announced by the Administrator, elect to have his Vested account distributed to him as of the first day of the Plan Year following the Plan Year in which he attains age 59 1/2.





                            XIII-1

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


  (c)  If a distribution is one to which Code sections
401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Treasury Regulation section 1.411(a)-11(c) is given, provided that

       (1) the Administrator clearly informs the Member that the Member has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

       (2)  the Member, after receiving the notice,
  affirmatively elects a distribution.

13.02  Buy-Backs

  If any Member who has incurred a forfeiture pursuant to Plan section 13.01 again becomes an Employee and begins participation in this Plan, his Matching Account balance will not include the value of the forfeited amounts unless he has restored the value of his distribution (without interest) to the Trust Fund. As authorized by Code section 411(a)(7)(C) and Treasury
Regulation section 1.411(a)-7(d)(4)(iv)(B), which refers to Treasury Regulation section 1.411(a)-7(d)(2)(ii)(C) and (D), the individual must make full restoration of the value distributed before the earlier of five years after the first date on which the Member is later re-employed by the Company or before he incurs at least five consecutive one-year Periods of Severance, beginning after the date of distribution. When the individual has made full restoration, the value of his interest under the Plan includes the amount that he restored and any forfeited amounts that are reinstated. Those amounts are reinstated (without adjustments for interim Trust Fund gains, losses, and expenses).















                            XIII-2

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


                           ARTICLE XIV

                           FORFEITURES


  All forfeitures shall be applied to reduce the contributions of the Company in the year in which the forfeiture occurs or succeeding years. The amount of any forfeiture shall be determined by treating a Member's Matching Account subject to forfeiture as if the entire amount of Company Stock and Cash
Equivalents were sold at the composite closing price of Company Stock on all national exchanges on which the Company Stock is traded on the Valuation Date that is coincident with or next following the day on which the forfeiture takes place.


































                             XIV-1

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

                           ARTICLE XV

                     VOTING OF COMPANY STOCK


  Before each annual or special meeting of the stockholders of Dominion Resources, Inc., the Trustee will furnish each Member with a copy of the proxy solicitation material for such meeting as furnished to the Trustee by Dominion Resources, Inc.
together with a form addressed to the Trustee requesting the Member's confidential instructions on how the Company Stock credited to his account as of the Valuation Date preceding the record date should be voted. Upon receipt of such instructions, the Trustee shall vote such stock as instructed. Any Company Stock held by the Trustee as to which it receives no voting instructions shall be voted by the Trustee in accordance with management's recommendations in accordance with the Trustee's fiduciary duties.

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

                           ARTICLE XVI

                             TRUSTEE


  The Trustee shall hold the assets of the Plan and invest
Company and Member contributions according to the terms of the Plan and the concomitant Trust Agreement. The Trustee shall also perform all other duties assigned to it by the Plan and the Trust
Agreement executed in conjunction herewith.

  The Board shall appoint the Trustee and may remove the Trustee at its discretion on 90 days' written notice unless a shorter period is agreed to, and shall appoint a successor to any Trustee who has resigned or been removed. The appointment of any Trustee shall become effective upon acceptance in writing of such appointment by the Trustee.
































                             XVI-1

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

                          ARTICLE XVII

                           COMMITTEES


17.01.  General

  One or more committees may be established to carry out various functions relating to the Plan. The committees currently constituted, how they are appointed and their specific responsibilities are as follows:

  (a) Organization and Compensation Committee. This committee is a committee of and is appointed by the Board of Directors of Dominion Resources, Inc. It is responsible for recommending to the Board of Directors of Dominion Resources, Inc.:
amendments to the Plan or its concomitant trust which are deemed to be material and substantial by a majority of the members of the Administrative and Investment Benefit Committee; amendments to the Plan which require the registration of securities or the approval of shareholders; and candidates for appointment of positions on the Administrative and Investment Benefit
Committee.

  (b) Administrative and Investment Benefit Committee. This committee is appointed by the Board of Directors of Dominion Resources, Inc. It is responsible for approving amendments to the Plan that do not require such Board approval; appointing the Administrative Benefit Committee; and approving Investment Guidelines.

  (c)  Administrative Benefit Committee.  This committee is
appointed by the Administrative and Investment Benefit
Committee.  It is responsible for:   maintaining the qualification of the
Plan; selecting an accountant and Investment Managers;
determining required contributions; review of investment performance; assuring that established investment and funding policies are carried out; supervising administration; determining benefits; and maintaining records.

  (d) Disability Benefit Committee. This Committees appointed by the Administrator. It is responsible for making initial determinations of Total and Permanent Disability in accordance with Plan section 19.04.





                             XVII-1
                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

17.02.  Members

  Each committee shall consist of not less than three persons. Any member of a committee may be removed at any time and for any reason by the entity which appointed him. Any member of a committee may resign at any time by giving notice to the appointing entity.

17.03  Voting

  Except as otherwise specifically provided herein, all acts and decisions of a committee shall be on the concurrence of a majority of the members. Any decision of a committee shall be evidenced in writing.

17.04  Delegation of Responsibilities

  Each committee may delegate to any of its members or to the Secretary of the committee authority to sign any documents on its behalf, or to perform solely ministerial acts, but such person shall not exercise any discretion over matters delegated to him without obtaining the concurrence of a majority of the members. If at any time there be less than three members of a committee, the remaining members shall have authority to act as a committee. All acts and determinations of a committee shall be duly recorded by the Secretary thereof and all such records, together with such other documents as may be necessary, shall be preserved by the Secretary.

17.05  Duties

  Each committee shall have control of the duties set out in Plan section 17.01 or which are delegated to it by the Board of Directors of Dominion Resources, Inc. and shall have all necessary powers to carry out its duties. Any delegation of authority by the Board to a committee shall be made in writing and specify the nature and scope of such delegation. In exercising its duties hereunder, each committee shall at all times act in a uniform, equitable and nondiscriminatory manner. Notwithstanding its powers granted hereunder, no committee shall have the power to modify any provision of the Plan in any way.

17.06  Action Affecting Committee Member

  A member of a committee who is also a Member of the Plan shall abstain from any action which directly affects him as a Member. In the event of an abstention, such matter shall be decided by


                            XVII-2

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

the remaining members of the committee. Nothing herein shall prevent any member of a committee who is also a Member, Beneficiary or contingent annuitant from receiving any benefit to which he may be entitled, so long as the benefit is computed and paid on a basis that is consistently applied to all other Members, Beneficiaries or contingent annuitants.

17.07.  Agents

  Each committee may engage agents to assist it in its duties, and may consult with counsel, who may be counsel for the Company, with respect to the meaning or construction of this document and its obligations hereunder, or with respect to any action, proceeding, or question of law related thereto.

17.08.  Expenses

  The Company shall pay the reasonable expenses of each committee incurred in carrying out its duties and responsibilities under the Plan, including reasonable legal and accounting expenses.
The Administrator agrees to supply such stenographic or office help as may be necessary to assist the members of each committee in the performance of their duties and responsibilities.

17.09.  Officers

  Each committee shall choose a Chairman from its members and may appoint a Secretary, who is not required to be a member of the committee, to keep such records of the acts of the committee as may be necessary. The Secretary may perform any and all purely ministerial acts which may be delegated to him by the committee.

17.10.  Rules

  Each committee may formulate any rules and regulations not inconsistent with the purpose of the Plan as it may deem necessary to enable it to carry out its duties hereunder.











                            XVII-3

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

                          ARTICLE XVIII

                       PLAN ADMINISTRATION


18.01.  Duties of Members, Beneficiaries and Contingent
        Annuitants

  Each Member, Beneficiary or contingent annuitant shall furnish to the Administrator any information or proof requested of him and reasonably required to administer the Plan.

18.02.  General

  (a) The Administrator, or such persons as it may designate, shall be responsible for the operation and administration of the Plan, except to the extent its duties are allocated to or assumed by other persons or entities hereunder.

  (b) The Administrative Benefit Committee shall establish rules and procedures to be followed by the Members, Beneficiaries and contingent annuitants in filing applications for benefits and optional forms of benefits and for furnishing and verifying proofs necessary to establish age, Hours of Service, and any other matters required in order to establish their rights to benefits under the terms of the Plan.

  (c) The Administrator shall supply such full and timely information on all matters relating to the Plan as (1) the Trustee, (2) the accountant, (3) any insurance company and (4) any other persons providing services to the Plan may require for the effective discharge of their respective duties and responsibilities.

  (d) It shall be the duty of the Administrator to handle the day-to-day operations of the Plan, including enrolling
Members; distributing booklets, notices and other information regarding the Plan; maintaining Beneficiary designation forms;
explaining the optional forms of benefit payouts which may be elected by a Member under the Plan; and communicating all other matters relating to participation and entitlement to benefits to (1) the Trustee and (2) the accountant as may be necessary to enable them to discharge their duties and responsibilities. The






                            XVIII-1

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

Administrator shall carry out these duties in a uniform, equitable and nondiscriminatory manner with regard to all Members, Beneficiaries or contingent annuitants under similar circumstances.

18.03.  Disclosure

  (a) The Administrator shall see that descriptions of the Plan are prepared as necessary for filing with the Department of Labor and shall make available to Members and Beneficiaries receiving benefits under the Plan a summary of the Plan at such place and at such times as may be required by federal statutes and regulations issued thereunder.

  (b) The Administrator shall arrange for the preparation and filing of such annual reports, including financial statements of the Plan's assets and liabilities, schedules, receipts and disbursements and changes in financial position in such form, at such place and at such times as may be required by federal statutes and regulations. The Administrator shall furnish annually as required by law to all Members and Beneficiaries receiving benefits under the Plan a copy of a summary of the financial statement of the Plan's assets and liabilities and schedules of receipts and disbursements and such other material as is necessary to fairly summarize the latest annual report at such times as may be required by federal statutes and regulations.

  (c) The Administrator shall make available copies of the Plan, copies of any contracts relating to the Plan, descriptions of the Plan, and annual reports at its principal office for examination by any Member and any Beneficiary or contingent annuitant receiving benefits under the Plan.

  (d) Upon written request of any Member or any Beneficiary receiving benefits under the Plan, the Administrator shall furnish him a copy of the latest updated summary plan description, plan description, latest annual report and a copy of the Plan. The Administrator may make a reasonable charge for the costs of furnishing such copies.

18.04.  Annual Accountings

  To the extent required by law, the Administrator shall engage, on behalf of all Members, the independent qualified public accountant selected by the Administrative Benefit Committee, to certify and render an opinion that the financial statements



                            XVIII-2

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

and schedules prepared in conjunction with the Plan are presented fairly and are in conformity with generally accepted accounting principles consistently applied; provided, however, that where assets are held under a contract with an insurance company or in trust by a bank supervised and subject to periodic examination by a state or federal agency and such insurance company or bank prepares statements concerning such assets and certifies that such statements are accurate and the statements are made a part of the annual report, the accountant may rely on such statements as accurate.

18.05.  Reports

  The Trustee shall, at the direction of the Administrator, either submit to the Company for distribution or mail directly to Members, semi-annual reports on the status of his accounts in the Plan. These reports will be compiled as of June 30 and December 31 of each Plan Year and will show the value of the Member's account as of such date determined pursuant to the provisions of Plan section 7.03.

18.06.  Funding Policy

  The Administrator in consultation with the Trustee shall establish a funding policy and method to carry out the objectives of the Plan. To formulate and maintain such policy, the Administrator and the Trustee shall consult at least annually and more frequently, if necessary, to review the short- and long-range financial needs of the Plan, the anticipated level of annual contributions and any material changes in funding policy.

18.07.  Fiduciary Discretion

  In discharging the duties assigned to it under the Plan, the Administrator, each committee, and any other fiduciary have the discretion to interpret the Plan; adopt, amend, and rescind rules and regulations pertaining to their duties under the Plan; and to make all other determinations necessary or advisable for the discharge of their duties under the Plan. Such fiduciaries' discretionary authority is absolute and exclusive if exercised in a uniform and nondiscriminatory manner with respect to all similarly situated individuals. The express grant in the Plan of any specific power to a fiduciary with respect to any duty assigned to it under the Plan must not be construed as limiting any power or authority of the fiduciary to discharge its duties.



                            XVIII-3

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

                           ARTICLE XIX

                        CLAIMS PROCEDURE


19.01.  Claims

  Except as provided in Plan section 19.04, all claims for benefits under the Plan shall be submitted to the Administrator who shall have the initial responsibility for determining the eligibility of any Member, Beneficiary or contingent annuitant for benefits. All claims for benefits shall be made in writing and shall set forth the facts which such Member, Beneficiary or contingent annuitant believes to be sufficient to entitle him to the benefits he claims. The Administrator may adopt forms for the submission of claims for benefits, in which case all claims for benefits shall be filed on such forms.

19.02.  Notice of Denial

  If a claim for benefits is denied in whole or in part, the Administrator shall give the claimant written notice of the decision within 90 days of the date the claim was submitted.
Such written notice shall set forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim, along with an explanation of why such material or information is necessary; and (iv) appropriate information about the steps to be taken if the claimant wishes to submit the claim for review of the denial. If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the initial 90-day period. In no event shall such extension exceed 90 days.

19.03.  Appeals

  If the initial claim for benefits is denied in whole or in part, or if the claimant has had no response to such claim within 90 days of its submission (in which case the claim for benefits shall be deemed to be denied), the claimant or his duly authorized representative, at the claimant's sole expense, may appeal the denial to the Administrative Benefit Committee within 60 days




                             XIX-1

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

of receipt of written notice of denial or 60 days from the date such claim is deemed to be denied. In pursuing his appeal, the claimant or his duly authorized representative:

  (a)  may request in writing that the Administrative Benefit
Committee review the denial;

  (b)  may review pertinent documents; and

  (c)  may submit issues and comments in writing.

  The decision on review shall be made within 60 days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original
60-day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of the Plan on which the denial is based. If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review.

19.04.  Disability Claims

  All claims for benefits under Article XI shall be submitted to the Disability Benefit Committee which shall have initial responsibility for determining whether a Member is Totally and Permanently Disabled. Such claims shall be made in writing and shall set forth facts which such Member believes to be sufficient to entitle him to the benefits he claims. If a claim is denied by the Disability Benefits Committee, in whole or in part, the Member shall be notified in accordance with Plan section
19.02. If the claim is denied in whole or in part, or if the Member has had no response to such claim within 90 days of its submission (in which case the claim shall be deemed to be denied), the denial may be appealed to the Administrative Benefit Committee in accordance with Plan section 19.03.









                             XIX-2

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

                           ARTICLE XX

                    AMENDMENT AND TERMINATION


20.01.  Amendment

  The Board or the Administrative and Investment Benefit
Committee shall have the right to modify, alter or amend the Plan or the Trust Agreement in whole or in part by a majority vote of its members at a meeting, by unanimous consent in lieu of a meeting or in any other manner under applicable state law. In addition, the Board or the executive committee of the Board, may delegate to an appropriate officer or officers of the Sponsor or committee, all or part of the authority to amend the Plan or Trust Agreement. No amendment may increase the duties, powers, and liabilities of the Trustee without its written consent nor may it affect adversely the benefits of persons who have retired or the benefits that have accrued prior to the effective date of such action.
No amendment, modification or alteration shall have the effect of revesting in the Sponsor or the Company any part of the principal or income of the Fund. Notwithstanding the above, nothing herein shall prevent the Board from modifying the form of a benefit or payment option to the extent allowed by law so long as the benefit provided as a result of such amendment or alteration is an actuarial equivalent of the benefit such Member or Beneficiary, determined as of the effective date of such amendment or alteration, would have otherwise received.

20.02.  Termination

  The Sponsor expects to continue the Plan indefinitely, but continuance is not assumed as a contractual obligation and the Sponsor reserves the right to terminate the Plan at any time by action of the Board in accordance with the procedures set forth in Plan section 20.01. On termination of the Plan, with or without formal action of the Sponsor or the Board (or, in the event of a partial termination, curtailment or complete discontinuance of contributions), the accounts of Members shall be nonforfeitable and the Trustee shall continue to administer the Trust Fund as instructed by the Sponsor in accordance with the provisions of the Plan and Trust Agreement for the sole benefit of the then Members and Beneficiaries then receiving or entitled to receive future benefits.





                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


20.03.  Disposition of Assets on Termination

  In the event of termination of the Plan, the Trustee shall revalue the assets of the Trust Fund as of the date of termination and allocate any previously unallocated contributions, appreciation, depreciation, income or loss of the Trust Fund to the accounts of the Members of the Plan and any income, losses, appreciation or depreciation to former Members of the Plan who have not received their benefits under the Plan.

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

                           ARTICLE XXI

               QUALIFICATION AND EXCLUSIVE BENEFIT


21.01.  Qualification

  The Sponsor and the Trustee intend that the Plan and Trust shall qualify under Code sections 401(a) and 501(a) or under comparable sections of any future legislation which amends, supersedes, or supplements such sections, and all provisions of the Plan shall be construed and applied in a manner which is consistent with the requirements of law relating to qualified plans under such sections. Notwithstanding anything herein to the contrary, any amendment to the Plan, to the extent permitted by law, may be made retroactively.

21.02.  Exclusive Benefit

  Under no circumstances shall any part of the Trust Fund be used or diverted to purposes other than the exclusive benefit of Members, former Members, or other persons having an interest in the Trust Fund; provided, however, that (1) any Company contributions made as a mistake of fact or for which a deduction under Code section 404 has been disallowed shall be repaid by the Trustee to the Company within one year after the contribution or disallowance, as applicable, and (2) if the Plan and Trust fail to be accepted by the Internal Revenue Service upon initial qualification as a qualified plan and the Sponsor declines to make any necessary changes in the Plan and Trust to bring them into compliance with the Code, Company contributions shall be returned to the Company within one year of receipt of the Internal Revenue Service's determination that the Plan is not a qualified plan.

21.03.  Return of Contributions

  Any contribution, or portion of a contribution to be returned hereunder which has been allocated to a Member's accounts shall be treated as an expense of the Trust Fund and charged against the income of the Trust Fund for that Plan Year. Any contribution or portion of a contribution to be returned hereunder which has not been allocated to a Member's accounts shall be applied to reduce the amount of contribution that would otherwise be allocated to such Member's accounts absent such a return.





                             XXI-1
                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


21.04.  Errors and Omissions

  Individuals and entities charged with the administration of the Plan must see that it is administered in accordance with its terms so long as it is not in conflict with the Employee Retirement Income Security Act of 1974, as amended, or the applicable provisions of the Code with which it is intended to comply.
If an innocent error or omission is discovered in the operation or administration that is not correctable under normal administrative procedures, and if the Administrator determines that it would cost more to correct than is warranted, and if the Administrator determines that the error did not result in discrimination prohibited by the Plan or its concomitant Trust Agreement, or cause a qualification or excise tax problem, then, to the extent that an adjustment will not in the Administrator's judgment result in discrimination prohibited by the Plan or its concomitant Trust Agreement, the Administrator may authorize any equitable adjustments as it deems necessary or desirable to correct the error or omission, including but not limited to the authorization of additional Company contributions designed, in a manner consistent with the goodwill intended to be engendered by the Plan, to put Members or their Beneficiaries in the same relative position they would have been in but for such error or omission. Any contribution made pursuant to this section is an additional discretionary contribution.























                             XXI-2

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


                          ARTICLE XXII

             MERGERS, CONSOLIDATIONS, AND TRANSFERS


  No merger or consolidation with, or transfer of assets or liabilities to this Plan or from this Plan to any other plan shall be made, unless each individual entitled to a benefit under this Plan would receive immediately after such event a benefit
(determined as if the Plan had terminated at that time) which is equal to or greater than the benefit he would have been entitled to receive under the Plan immediately before such event had the Plan terminated at that time.



































                             XXII-1
                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

                          ARTICLE XXIII

                   NON-ALIENATION OF BENEFITS


23.01.  General

  Except as specifically provided in Code section 401(a)(13), and the regulations and rulings promulgated thereunder, no benefit payable under the Plan will be subject in any manner to anticipation, assignment, garnishment, or pledge; and any attempt to anticipate, assign, garnish or pledge the same will be void; and no such benefits will be in any manner liable for or subject to the debts, liabilities, engagements, or torts of any Member; and if any Member is adjudicated bankrupt or attempts to anticipate, assign, or pledge any benefits, then such benefits will, in the discretion of the Administrator, cease, and in this event the Administrator will have the authority to cause the same or any amount thereof to be held or applied to or for the benefit of such Member, his spouse, his children or other dependent, or any of them, in such manner and in such proportion as the Administrator may deem proper.

23.02.  Qualified Domestic Relations Orders

  (a) Despite any other Plan provisions to the contrary, the Committee must comply with the terms of a Qualified Domestic Relations Order. The Plan is not liable for any payments pursuant to a domestic relations order until the Administrator has received the order and determined that it is a Qualified Domestic Relations Order.

  (b) The Administrator must establish reasonable written procedures for determining the qualified status of a domestic relations order and for administering distributions under a Qualified Domestic Relations Order. The Administrator must promptly notify the Member and each Alternate Payee of the receipt of a domestic relations order and of the procedures for determining its qualified status.

  (c) Despite any other Plan provisions to the contrary, pursuant to the terms of a Qualified Domestic Relations Order, a Member's Accounts may be distributed on or after the date the Member attains age 55.





                            XXIII-1

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

                          ARTICLE XXIV

                       UNCLAIMED BENEFITS


  If any person entitled to a benefit under the Plan cannot be found at the time such benefits are to be distributed to him, the funds representing the benefits shall be segregated by the Trustee and thereafter dealt with according to the laws of the Commonwealth of Virginia pertaining to abandoned intangible personal property held in a fiduciary capacity.






































                            XXIV-1

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

                           ARTICLE XXV

                          MISCELLANEOUS


25.01.  Construction

  The Plan shall be construed, administered and governed in all respects under and by the laws of the Commonwealth of Virginia to the extent not inconsistent with controlling federal law.

25.02.  Headings

  The headings of this Plan have been inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

25.03.  Gender

  In the construction of the Plan the masculine shall include the feminine and the singular the plural in all cases where such meanings are indicated by the context.

25.04.  Minors and Incompetents

  If a Member or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed so by the Administrator or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, benefits will be paid to such individual as the Administrator may designate or to the duly appointed guardian of such individual. Such payments shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

25.05.  Execution in Counterparts

  The Plan may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

                             XXV-1

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

                          ARTICLE XXVI

                   NO GUARANTEE OF EMPLOYMENT


  The Plan shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration or an inducement for the employment of the Employee by the Company.
Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of the Company or to interfere with the rights of the Company to discharge or to terminate the service of any Employee at time without regard to the effect such discharge or termination may have on any rights under the Plan.

                            XXVI-1

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

                          ARTICLE XXVII

                     ADOPTION BY AFFILIATES


  Any Affiliate may become a party to the Plan by adopting the Plan for the benefit of its eligible employees, subject to the approval of the Board and subject to such terms and conditions as the Board may prescribe. Any such Affiliate becoming a party to the Plan shall promptly deliver to the Trustee a certified copy of the resolutions and an instrument evidencing its adoption of the Plan and the Board's approval of such corporation's adoption of the Plan.

                            XXVII-1

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

                         ARTICLE XXVIII

                         SIGNATURE PAGE


  As evidence of the adoption of the Dominion Subsidiary
Savings Plan, effective October 1, 1995, the Sponsor has caused this document to be executed by its duly authorized officer this ___ day of ______________, 1995.



                               DOMINION CAPITAL, INC.




                               BY:


                           XXVIII-1

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

                           APPENDIX A

                     SPECIAL TOP-HEAVY RULES


A.     TOP-HEAVY YEARS

  This Appendix applies to Plan Years that begin after 1983.
The provisions of Sections 5, 6, 7 and 8 of this Appendix A are effective only for Plan Years in which this Plan is a Top-Heavy Plan. The provisions of this Appendix will be inoperative to the extent that final treasury regulations do not require their inclusion in the Plan.

B.     DEFINITIONS

  1.   Aggregation Group means either a Mandatory Aggregation
Group or an Optional Aggregation Group. An Aggregation Group consists of two or more qualified plans maintained by an Affiliate.

  2.   Interest is defined in Section 4.

  3. Key Employee means, with respect to any Plan Year, any employee (including any former employee or other individual described in Code section 416(i)(1) or a person related according to Code section 416(i)(5) to such an individual) who at any time during the Plan Year containing the Top-Heavy Determination
Date for that Plan Year or during any of the four preceding Plans
Years is

       (a) an officer of the Company or an Affiliate having total annual Earnings from the Company and any Affiliate for a Plan Year greater than 50 percent of the dollar limitation in effect under Code section 415(b)(1)(A) for the calendar year in which the Plan Year ends;

       (b) one of the ten Employees having total annual Earnings from the Company and any Affiliate for a Plan Year greater than the dollar limitation in effect under Code section 415(c)(1)(A) for the calendar year in which the Plan ends and owning the largest interests in the Company or an Affiliate;

       (c) an owner of more than five percent of the outstanding stock or stock possessing more than five percent of the total voting power of a corporate Company or


                         APPENDIX A-1

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

  Affiliate, or an owner of more than five percent of the capital or profits interest in a Company or an Affiliate that is not a corporation; and

       (d) one-percent owner of the outstanding stock or voting stock or the capital or profits interest in the Company or an Affiliate who has total annual Earnings from the Company and any Affiliate for a Plan year of more than $150,000.

For purposes of subsection (2), if two individuals have the same interest in the Company or an Affiliate, the individual having greater than annual Earnings is treated as having a larger interest. The term Key Employee also includes the beneficiaries of a Key Employee.

  4. Mandatory Aggregation Group means Aggregation Group consisting of all Company-maintained or Affiliate-maintained
Qualified Plans that have a Key Employee as a participant and each other Qualified Plan that enables any such qualified plan to meet the requirements of Code section 401(a)(4) or 410. Any
Company-or Affiliate-maintained Qualified Plan that terminated within the five-year period ending on the Top-Heavy Determination Date must be taken into account.

  5. Non-Key Employee means, with respect to a Plan Year, an Employee (or former Employee or other individual described in Code section 416(i)(5) who is not a Key Employee or a person related according to Code section 416(i)(2) to such an individual). The term Non-Key Employee also includes the Beneficiaries of a Non-Key Employee.

  6. Optional Aggregation Group means a single qualified plan maintained by an Affiliate or a Mandatory Aggregation Group to which Dominion Energy, Inc. has elected to add one or more qualified plans for purposes of determining top-heaviness according to section 3.

  7. Top-Heavy Determination Date, for any Qualified Plan's plan year, means the day preceding that plan year, except that for a Qualified Plan's first Plan year, it means the last day of that first plan year.

  8. Top-Heavy Plan means a Qualified Plan maintained that is determined to be a top-heavy plan as defined in Code section 416(g) and Section 3.

                         APPENDIX A-2

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

  9. Top-Heavy Valuation Date, for a Qualified Plan's plan year, means the Qualified Plan's most recent valuation date occurring within a 12-month period ending at the end of the Top-Heavy Determination Date for that plan year. A Defined Benefit
Plan's Top-Heavy Valuation Date must be the same valuation date used for computing that Plan's costs for determining minimum funding according to Code section 412 for the plan year that contains the Top-Heavy Determination Date, regardless of whether a valuation is performed that year.

C.     TOP-HEAVY DETERMINATION

  1.   The determination of whether this Plan is a Top-Heavy
Plan for a Plan Year is made according to Interests as of that Plan Year's Top-Heavy Determination Date, based on the related Top-
Heavy Valuation Date, according to the procedures required in this section C.

  2. If this Plan is not required to be in a Mandatory Aggregation Group and is not part of an Optional Aggregation Group, it is a Top-Heavy Plan if the Interests of all Key Employees in the Plan exceed 60 percent of the combined Interests of all Members of the Plan.

  3. If this Plan is part of an Aggregation Group, the determination of whether this and each plan in the Aggregation
Group is a Top-Heavy Plan is determined according to the procedures required in this subsection 3, applying each paragraph in alphabetical sequence.

       (a)  As of each plan's Top-Heavy Determination
  Date, separately determine the Interests of all Key Employees in each plan in the Aggregation Group and the Interests of all participants in each plan in the Aggregation Group.

       (b) The Interests of all Key Employees in that plan are added to the Interests of all Key Employees in each other plan in the Aggregation Group. The Interests of all participants in the plans are totalled in the same manner. The Interests are determined as of the plans' Top-Heavy Determination Dates that fall within the same calendar year.

       (c) This plan and each other plan must be in a Mandatory Aggregation Group are Top-Heavy Plans if, after application of paragraph (2), the Interests of all Key
  Employees in the Aggregation Group exceed 60 percent of the combined Interests of all participants under all plans in the Aggregation Group.

                         APPENDIX A-4

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

  4. The Company may create an Optional Aggregation Group, but a Qualified Plan may not be part of an Optional Aggregation
Group unless all Qualified Plans within the Aggregation Group continue to meet the requirements of Code sections 401(a)(4) and 410 with each added qualified plan taken into account.

  5. If at any time during the five-year period ending on the applicable Top-Heavy Determination Date an individual has not performed any services for the Company or any Affiliate maintaining this Plan or a plan that is a part of this Plan's
Aggregation Group, the Interest of such individual is not taken into account for purposes of this section.

D.     INTERESTS MEASURED

  1. An individual's Interest in a Defined Contribution Plan is equal to his Account balance for that plan (according to subsection (b) or (c)) for the Determination Date and (to the extent not already included in determining his Account balance) all distributions (excluding amounts attributable to deductible employee contributions) with respect to that individual from the Account during the five-year period ending on the Determination Date.

  2. For purposes of subsection (a), an individual's Account balance in a Qualified Plan not subject to Code section 412
(that is, a non-pension plan) is his actual Account balance
(excluding amounts attributable to deductible employee contributions) on the Top-Heavy Valuation Date and all contributions actually made after the Top-Heavy Valuation Date but on or before the Determination Date. However, for such a Qualified Plan's first Plan Year, the amount determined in the preceding sentence must be added to the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

  3. For purposes of subsection (a), an individual's Account balance in a Defined Contribution Plan that is subject to Code section 412 (that is, a pension plan) is his actual Account balance (excluding amounts attributable to deductible employee contributions) on the Top-Heavy Valuation Date, all contributions due as of the Determination Date (that is, contributions that would be allocated as of a date not later than the Determination Date, even though those amounts are not yet required to be contributed), and--for the Plan Year that contains the Determination Date--all amounts actually contributed (or due to be contributed) after the Top-Heavy Valuation Date but before

                         APPENDIX A-4

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995

the expiration of the extended payment period in Code
section 412(c)(10).

  4. An individual's Interest in a Defined Benefit Plan is equal to the present value of his cumulative accrued benefit for that plan as of the Top-Heavy Determination Date and (to the extent not already included in determining his cumulative accrued benefit) all distributions from that plan with respect to that individual during the five-year period ending on the Top-Heavy Determination Date. The computation of the present value of an individual's cumulative accrued benefit is governed by this subsection:

       (a) There are no specific prescribed actuarial assumptions that must be used for determining the present value of a cumulative accrue benefit. The assumptions used must be reasonable and need not relate to the Qualified Plan's actual investment and other experience. The assumptions need not be the same as those used for minimum funding purposes or for purposes of determining the actuarial equivalence of optional benefits under the plan. For purposes of this Plan, if a Qualified Plan does not specify the actuarial assumptions it uses for determining the present value of a cumulative accrued benefit, the assumptions used must be those used in the Qualified Plan for purposes of determining the actuarial equivalence of optional benefits under the plan (or, if no optional benefits are available, those used for minimum funding Purposes), except that the interest assumption must be (as described in 29 C.F.R. Section 2619.26(c)(2)(iv)) the PBGC interest rate for immediate annuities in effect on the Top-Heavy Valuation Date as set forth in Appendix B (as amended) to Party 2619 of 29 C.F.R. If a Qualified Plan specifies the actuarial assumptions it uses for determining the present value of its cumulative accrue benefit, those assumptions govern for purposes of this Plan as to that Qualified Plan's cumulative accrued benefits.

                          APPENDIX A-5
                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


       (b) The present value must be computed using an interest and a post-retirement mortality assumption but consistent with paragraph (a). Pre-retirement mortality and future increases in costs of living (but not in the maximum dollar amount permitted by Code section 415(d)) may also be assumed. However, assumptions as to future withdrawal or future salary increases may not be used.

       (c) In the case of a Defined Benefit Plan that provides a joint and survivor annuity within the meaning of Code sections 401(a)(11) and 417 as a normal form of benefit, for purposes of determining the present value of the cumulative accrued benefit, the Member's spouse may be assumed to be the same age as the participant.

       (d) Unless a Defined Benefit Plan provides for a nonproportional subsidy according to paragraph (5), the present value must reflect a benefit payable beginning at the Qualified Plan's normal retirement age (or attained age, if later). Benefits not relating to retirement benefits, such as pre-retirement death and disability benefits, such as pre-retirement death and disability benefits and post-retirement medical benefits, must not be taken into account. Subsidized early retirement benefits and subsidized benefit options must not be taken into account unless they are nonproportional subsidies according to paragraph (5).

       (e) If a Defined Benefit Plan provides for a nonproportional subsidy, the benefit should be assumed to begin at the age at which the benefit is most valuable.

       (f) If two or more Defined Benefit Plans are being tested under section C, the actuarial assumptions used for all Qualified Plans within an Aggregation Group must be the same. If paragraph (a) of this subsection would otherwise cause the preceding sentence to be violated, the Company must select one Qualified Plan's assumptions and use them as adjusted according to the other paragraphs in this subsection.

                          APPENDIX A-6
                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


  5. For purposes of this subsection, a subsidy is nonproportional unless the subsidy applies to a group of employees that would independently satisfy the requirements of Code section 410(b).

E.     MINIMUM BENEFITS FOR TOP-HEAVY PLANS

  1. For any Plan Year in which this Plan is Top-Heavy Plan, the provisions of this Plan section supersede conflicting Plan provisions regarding contributions, allocations, and accrual of benefits under this Plan.

  2.   For purposes of this section, all Defined Contribution
Plans that are part of an Aggregation Group with this Plan are treated as one Defined Contribution Plan, and all Defined
Benefit Plans that are part of an Aggregate Group with this Plan are treated as one Defined Benefit Plan. According to the other provisions of this Appendix, the Company may elect to satisfy the minimum benefit requirements of this Plan section within this Plan, within any one or more of the other Qualified Plans within this Plan's Aggregation Group, or by aggregating amounts from this Plan and one or more of those other Qualified Plans.

  3. Each Non-Key Employee with regard to this Plan who has at least 1,000 hours of service credited during the Plan Year (or the Plan's specified accrual computation period if that is different) or who is credited with equivalent service under 29
C.F.R. Section 2530.2006-3 qualified under this subsection. If the Plan does not base accruals on accrual computation periods, its Non-Key Employees qualified under this subsection for all periods of service required to be credited for benefit accrual pursuant to Treas. Reg. Section 1.410(a)-7. A Non-Key Employee with regard to this Plan does not fail to qualify under this subsection merely because he was not employed on a specified date; he does not fail to qualify because he is excluded from participation (or because he accrued no benefit) merely because his Earnings are less than a stated amount; and he does not fail to qualify because of a failure to make mandatory employee contributions. An individual who qualifies under this subsection (c) must receive the minimum benefit required by Code section 416(c)(2), as described in subsection (4), from this Plan, from one or more other Defined Contribution Plans within this Aggregation Group, or from among this Aggregation Group's Defined Contribution Plans.


                         APPENDIX A-7

                Dominion Subsidiary Savings Plan
                    Effective October 1, 1995


  4. This Plan will satisfy the minimum benefit required by Code section 416(c)(2) if the contributions (other than 401(k)) and forfeitures allocated to the Account of each Non-Key Employee for each Plan Year on which the Plan is a Top-Heavy Plan will be not less than the lesser of (a) three percent of such Non-Key Employee's Earnings or (b) the ratio of the sum of the contribution and forfeiture made for a Key Employee divided by the compensation of the Key Employee.

F.     AGGREGATE CONTRIBUTION AND BENEFIT LIMITATIONS

  1.   For any Plan Years in which this Plan is a Top-Heavy
Plan, the provisions of this section supersede conflicting Plan provisions regarding limitations on contribution and benefits under the Plan.

  2. Plan section 7.05 will be applied by substituting "1.0" for "1.25" in the calculation of a member's Defined Benefit
Plan and Defined Contribution Plan Fractions and the numerator of the Transition Fraction will be determined by substituting
"$41,500" for "$51,875".

  3. Subsection b will not apply with respect to this Plan if the requirements of (a) and (b) below are met with respect to the Plan.

       (a) The requirements of this paragraph (a) are met with respect to the Plan if this Plan (and any plan in this Plan's Mandatory Aggregation Group) meets the minimum benefit requirement of section 6 applied by substituting "four percent" for "three percent."

       (b) The requirements of this paragraph (b) are met with respect to the Plan if this Plan would not be a Top-Heavy Plan as determined under section C if "90 percent" were substituted for "60 percent" each place it appears.


                         APPENDIX A-8